                                                                     EXHIBIT 3.7

LIC. ROBERTO NUNEZ Y BANDERA
NOTARIA No. 1, MEXICO, D.F.

                               INSTRUMENTO NUMERO
                        VEINTINUEVE MIL SEISCIENTOS NUEVE

      En la Ciudad de Mexico, Distrito Federal, a los dos dias del mes de enero de mil novecientos noventy y uno. ROBERTO NUNEZ Y BANDERA, Notario en Ejercicio, Titular de la Notaria numero Uno de este Distrito, hago constar: El CONTRATO DE SOCIEDAD que otorgan JAFRA COSMETICS, SOCIEDAD ANONIMA DE CAPITAL VARIABLE, representada por la Licenciada Leticia Navarro Ochoa, PLUMIBOL, SOCIEDAD ANONIMA DE CAPITAL VARIABLE, representada por el Senor Migeul Angel Castaneda Perez, CALZADA MARIANO ESCOBEDO 151-155, SOCIEDAD ANONIMA DE CAPITAL VARIABLE, representada por el Senor Gustavo Madrinan Micolta, BRAUN DE MEXICO Y COMANIA, DE CAPITAL VARIABLE, representada por el Licenciado Luis Alfonso Cervantes Muniz, y ORAL-B LABORATORIOS, SOCIEDAD ANONIMA DE CAPITAL VARIABLE, representada por el Senor Victor Manuel Rocha Duran, en los terminos de las siguientes declaraciones y clausulas:
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                                  DECLARACIONES

      I. Los comparacientes me exhiben y agrego al apendice de este protocolo con el numero de este instrumento y letra "A," el permiso otorgado por la Secretaria de Relaciones Exteriores, que a la letra dice:

      Un sello: ESTADOS UNIDOS MEXICANOS. SECRETARIA DE RELACIONES EXTERIORES MEXICO. PERMISO 09063777. EXPEDIENTE 9009066737. FOLIO 133014

      En atencion a la solicitud presentada por el C. LUIS ALFONSO CERVANTES MUNIZ, esta Secretaria concede el permiso para que al constituir la persona moral solicitante se utilice la denominacion DIRSAMEX SACV.

      Este permiso, quedara condicionado a que en la escritura constitutiva se inserto la clausula de exclusion de extranjeros prevista en el Articulo 30 o el convenio que senala el Articulo 31, ambos del Reglamento de la Ley para Promover la Inversion Mexicana y Regular la Inversion Extranjera.

      El Notario Publico ante quien se protocolice este permiso, debara dar aviso a la Secretaria de Relaciones Exteriores dentro de los 90 dias habiles a partir de la fecha de autorizacion de la escritura sobre el uso del permiso o, en su caso, del convenio sobre la renuncia a que se hace referencia en el parrafo que antecede.

      Lo anterior se comunica con fundamento en el articulo 27 Constitucional Fraccion I, 1 de su Ley Organica, 17 de la Ley para Promover la Inversion Mexican y


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Regular la Inversion Extranjera y en los terminos del Articulo 28 fraccion V de la Ley Organica de la Administracion Publica Federal.

      Este permiso dejara de surtir efectos ni no se hace uso del mismo dentro de los 90 dias habiles siguientes a la fecha de su expedicion.

      Tlatelolco, D.F., a 26 de Noviembre de 1990.

      SUFRAGIO EFECTIVO. NO REELECCION. EL DIRECTOR DE PERMISOS DE ART. 27 CONSTITUCIONAL. LIC. LUIS RICAUD VELASCO.
(Firmado).

      Esto expuesto los comparacientes otorgan:

                                 CLAUSULA UNICA

      Los comparacientes constituyen una SOCIEDAD ANONIMA DE CAPITAL VARIABLE, de acuerdo con la Ley General de Sociedades Mercantiles, la que se regira por los siguientes:

                                    ESTATUTOS

                      NOMBRE, DOMICILIO, OBJETO Y DURACION

      ARTICULO PRIMERO. La Denominacion de la sociedad es "DIRSAMEX" y debera ir siempre seguida de las palabras sociedad anonima de capital variable, o de su abreviatur "S.A. de C.V.".


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      ARTICULO SEGUNDO. El domicilio de la sociedad es el Distrito Federal,
Mexico; sin embargo, podra establecer agencias o sucursales en cualquier otra parte de la Republica Mexicana o del extranjero y someterse a domicilios convencionales.

      ARTICULO TERCERO. La sociedad tendra por objeto:

      a. La prestacion de todo tipo de servicios, en especial servicios administrativos, a todo tipo de personas fisicas o morales, comerciantes o no;

      b. La prestacion de toda clase de servicios tecnicos, administrativos o de supervision a negociaciones comerciales o industriales en Mexico o en el extranjero y recibir tales servicios;

      c. Adquirir, establecer, disponer de, dar o tomar en arrendamiento o subarrandamiento, en comodato o en subcomodato, administrar, operar poseer en cualquier forma permitida por la ley fabricas, plantas industriales, talleres, laboratorios, almacenes o bodegas, oficinas, tiendas y otros establecimientos y bienes inmuebles como sea necesario para el logro de su objecto social;

      d. Adquirir, enajenar, importar, exportar, gravar, dar o tomar en arrendamiento y negociar en cualquier forma con toda clase de bienes muebles;

      e. Solicitar, comprar, vender, dar o tomar en uso, ceder, registrar y adquirir marcas industriales y de servicios, nombres comerciales, derechos de autor, patentes, invenciones y procesos, asi como disponer de ellos;


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      f. Actuar como contratista, subcontratista, agente o representante y designar subcontratistas, agentes o representantes;

      g. Adquirir acciones, participaciones, partes de interes y obligaciones de toda clase de empresas o sociedades, sean civiles o mercantiles, y formar parte de elles;

      h. Representar o ser agente o comisionista de negociaciones comerciales o industriales nacionales o extranjeras;

      i. Dar o tomar dinero en prestamo con o sin garantia, emitir bonos, valores hipotecarios, obligaciones y cualquiera otros titulos de credito con la intervencion de las instituciones senaladas por la ley, y otorgar fianzas o garantias de cualquier clase respecto de obligaciones contraidas o de titulos emitidos o aceptados por la propia sociedad o por terceros;

      j. Emitir, suscribir, aceptar y negociar en cualquier forma con titulos de credito; y

      k. Ejecutar toda clase de actos y celebrar toda clase de contratos permitidos por la ley.

      ARTICULO CUARTO. La sociedad tendra una duracion de noventa y nueve anos contados a partir de la fecha de su constitucion.

                            CAPITAL SOCIAL Y ACCIONES

      ARTICULO QUINTO. El capital social es variable. El capital fijo sin derecho a retiro es de DIEZ MILLONES DE PESOS, Moneda Nacional, representado por Diez


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Mil acciones ordinarias, nominativas, con valor nominal de MIL PESOS, Moneda
Nacional cada una.

      Corresponderan a la Serie "A" aquellas acciones representativas de la parte fija del capital social que sean propiedad de personas fisicas o morales cuya inversion se considere como mexicano en los terminos de la Ley para Promover la Inversion Mexicana y Regular la Inversion Extranjera. Corresponderan a la Serie "A-1" aquellas acciones representativas de la parte variable del capital social que sean propiedad de personas fisicas o morales cuya inversion se considere como mexicana en los terminos de la Ley para Promover la Inversion Mexicana y Regular la Inversion Extranjera.

      Corresponderan a la Serie "B" aquellas acciones representativas de la parte fija del capital que sean propiedad de personas fisicas o morales cuya inversion se considere como extranjera en los terminos de la Ley para Promover la Inversion Mexicana y Regular la Inversion Extranjera. Corresponderan a la Serie "B-1" aquellas acciones representativas de la parte variable del capital social que sean propriedad de personas fisicas o morales cuya inversion se considere como extranjera en los terminos de la Ley para Promover la Inversion Mexicana y Regular la Inversion Extranjera.

      En toda caso, la participacion de la inversion extranjera en el capital de la sociedad habra de sujetarse a las disposiciones aplicables a la Ley para Promover la Inversion Mexicana y Regular la Inversion Extranjera.


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      Los certificados provisionales y los titulos definitivos representativos de las acciones deberan cumplir con los requisitos establecidos en el articulo ciento veinticinco de la Ley General de Sociedades Mercantiles; podran amparar una o mas acciones y estaran firmados por dos miembros del Consejos de Administracion o por el Administrador Unico, segun sea el caso.

      ARTICULO SEXTO. Cada aumento o reduccion del capita social, ya sea que corresponda al capital fijo o la parte variable, sera decretado por Asamblea General Extraordinaria de Accionistas, de conformidad con lo dispuesto por la Ley General de Sociedades Mercantiles.

      En los terminos del articulo ciento treinta y dos de la Ley General de Sociedades Mercantiles, en el caso de aumento de capital los accionistas tendran derecho preferente para sucribir las acciones representativas del aumento en proporcion al numero de que sean titulares.

      Las resoluciones de las Asambleas Generales Extraordinarias de Accionistas en las que se acuerde aumento de capital seran publicadas en el periodico oficial del domicilio de la sociedad. Ademas, las mencionadas resoluciones se notificaran a los accionistas por medio de cartas que se enviaran por correo certificado con anterioridad a la fecha de su publicacion, a las direcciones que aparezcan registradas en el Libro de Registro de Acciones de la sociedad. En caso de que existan accionistas domiciliados en el extranjero, dichas cartas se enviaran por correo aereo certificado.


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      Los accionistas deberan ejercer su derecho preferente antes mencionado dentro de los quince dias de calendario siguientes a la fecha de publicacion de la resolucion. Sin embargo, si la totalidad del capital social estuviere representado en alguna Asamblea que decretase incremento de capital, el periodo de quince dias de calendario se computara a partir de la fecha de la Asamblea correspondiente y los accionistas se daran por notificados de la resolucion desde la fecha de la Asamblea, por lo que la publicacion y notificacion de la resolucion de incremento de capital no seran necesarias.

      ARTICULO SEPTIMO. La sociedad podra adquirir las acciones representativas de su propio capital social para su amortizacion con utilidades repartibles mediante resolucion al efecto de la Asamblea General Extraordinaria de Accionistas, sin disminucion del capital social. La designacion de las acciones que hayan de ser amortizadas se hara por sorteo, en los terminos y condiciones que disponga la Asamblea General Extraordinaria de Accionistas o, por delegacion especifica de esta, el Conseja de Administracion sujetandose al monto maximo utilidades repartibles que habra de ser fijado por la propia Asamblea. Los titulos de las acciones amortizadas quederan extinguidos.

                          ADMINISTRACION DE LA SOCIEDAD

      ARTICULO OCTAVO. La administracion de la sociedad estara confiada a un Administrador Unico o a un Consejo de Administracion formado por el numero de miembros que determine la Asamblea de Accionistas. Si la Asamblea lo considera


                                       8
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pertinente, podra designar un Administrador Unico Suplente o a Consejeros
Suplentes, segun sea el caso. Los consejeros y sus suplentes podran ser o no accionistas; desempenaran sus cargos hasta que las personas designadas para substituirlos tomen posesion de sus puestos; podran ser reelectos y recibiran las remuneraciones que determine la Asamblea de Accionistas.

      ARTICULO NOVENO. En el evento de que la sociedad sea administrada por un Consejo de Administracion, cualquier accionista o grupo de accionistas que represente cuando menos el veinticinco por ciento del capital social tendra el derecho de designar a un miembro del Consejo y a su Suplente, si hubiere Suplentes. En caso de que ningun accionista o grupo de accionistas ejerciera el derecho de las minorias establecido en este articulo, todos los miembros del Consejo de Administracion seran designados por mayoria de votos.

      ARTICULO DECIMO. El Consejo de Administracion o el Administrador Unico, en su caso, sera el representante legal de la sociedad y tendra la siguientes facultades y obligaciones: 1. Ejercitar el poder para pleitos y cobranazas, con todas las facultades generales y las especiales que requieran de clausula especial de acuerdo con la ley, sin limitacion alguna, de conformidad con lo dispuesto por el primer parrafo del articulo does mil quinientos cincuenta y cuatro del Codigo Civil para el Distrito Federal y articulos correlativos de los Codigos Civiles de las entidades federativas de los Estados Unidos Mexicanos, estando por lo tanto facultado para desistirse de procedimientos, aun


                                       9
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del juicio de amparo, formular querellas y denuncias penales y desistirse de ellas; coadyuvar con el Ministerio Publico y otorgar perdon; transigir; someterse a arbitraje; formular y absolver posiciones; recusar jueces; recibir pagos y ejecutar todos los demas actos expresamente autorizados por la ley, entre los que se incluye representar a la sociedad ante autoridades y tribunales penales, civiles, administrativos y del trabajo; 2. Administrar bienes de acuerdo con lo dispuesto por el segundo parrafo del articulo dos mil quinientos cincuenta y cuatro del Codigo Civil para el Distrito Federal y articulos correlativos en los Codigos Civiles de las entidades federativas de los Estados Unidos Mexicanos; 3. Ejecutar actos de dominio de acuerdo con lo previsto en el tercer parrafo del articulo dos mil quinientos cincuenta y cuatro del Codigo Civil para el Distrito Federal y articulos correlativos de los Codigos Civiles de las entidades federativas de los Estados Unidos Mexicanos; 4. Suscribir titulos de credito de conformidad con el articulo noveno de la Ley General de Titulos y Operaciones de Credito; 5. Abrir, operar y cerrar cuentas bancarias a nombre de la sociedad y designar a las personas que puedan girar contra las mismas; 6. Nombrar y remover al director general y demas directores, gerentes, funcionarios y empleados de la sociedad y determiner sus condiciones de trabajo, remuneraciones y facultades; 7. Formular reglamentos interiores de trabajo; 8. Convocar Asambleas de Accionistas y ejecutar sus resoluciones; 9. Llevar a cabo todos los actos autorizados por estos estatutos o que sean consecuencia de los mismos; 10. Conferir poderes generales y especiales en los terminos de los puntos uno, dos, tres,


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cuatro y cinco anteriores, con o sin facultades de substitucion, asi como revocar los poderes que hubieren sido otorgados.

      ARTICULO DECIMO PRIMERO. Cuando la sociedad sea administrada por organo colegiado el Presidente y el Secretario del Consejo de Administracion seran designados por la Asamblea de Accionistas o por el Consejo de Administracion, y tendran las facultades que se les otorguen al ser designados. El Secretario podra ser o no miembro del Consejo.

      ARTICULO DECIMO SEGUNDO. Para que las sesiones del Consejo de Administracion sean validas se requerira, en todo caso, la asistencia de la mayoria de sus miembros o de sus respectivos suplentes. El Consejo de Administracion adoptara sus resoluciones por mayoria de votos de los miembros presentes en cada Sesion.

      ARTICULO DECIMO TERCERO. El Presidente no tendra voto de calidad en caso de empate. Si el Presidente o el Secretario no asisten a la Sesion, el cargo respectivo, para efectos de la Sesion, sera ocupado por el Consejero designado por mayoria de votos de los miembros presentes. Las actas de Sesiones del Consejo seran transcritas en un libro especialmente autorizado y seran firmadas por quienes actuen como Presidente y Secretario de cada Sesion, asi como por cualquier Consejero que asistiere y deseare hacerlo.

      ARTICULO DECIMO CUARTO. Para garantizar el desempeno de sus cargos el Administrador Unico o, en su caso, los Consejeros y sus respectivos Suplentes, al


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tomer posesion, depositaran con la sociedad la cantidad de cien mil pesos, moneda nacional, cada uno, o, a su eleccion, exhibiran poliza de fianza otorgada por compania autorizada por igual suma. Los Consejeros o el Administrador Unico, segun sea el caso, no podran retirar las garantias otorgadas hasta que su gestion haya sido aprobada por Asamblea de Accionistas. Los directores y demas funcionarios de la sociedad otorgaran las garantias que determine la Asamblea de Accionistas o el Consejo de Administracion que los designe.

                            VIGILANCIA DE LA SOCIEDAD

      ARTICULO DECIMO QUINTO. La vigilancia de la sociedad estara encomendada a uno o dos Comisarios, segun lo determine la Asamblea de Accionistas. Si la Asamblea lo considerare pertinente designara uno o dos Comisarios Suplentes.

      ARTICULO DECIMO SEXTO. Los Comisarios no necesitan ser accionistas de la sociedad; podran ser reelectos y desempenaran su cargo hasta que las personas designadas para suplirlos tomen posesion de los mismos.

      ARTICULO DECIMO SEPTIMO. Los comisarios tendran las facultades y las obligaciones establecidas as en el articulo ciento sesenta y seis de la Ley General de Sociedades Mercantiles.

      ARTICULO DECIMO OCTAVO. Los Comisarios otorgaran las garantias senaladas en el articulo decimo cuarto de estos estatutos para los Consejeros y solo podran retiralras cuando su gestion haya sido aprobada por Asamblea de Accionistas.


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                        ASAMBLEAS DE ACCIONISTAS

      ARTICULO DECIMO NOVENO. Las Asambleas de Accionistas se celebraran en el domicilio de la sociedad. Seran Extraordinarias las Asambleas convocadas para tratar cualquiera de los asuntos incluidos en el articulo ciento ochenta y dos de la Ley General de Sociedades Mercantiles. Todas las demos Asambleas seran Ordinarias.

      ARTICULO VIGESIMO. Las convocatorias para Asambleas de Accionistas deberan ser hechas por el Administrador Unico o por el Presidente o el Secretario del Conejo de Administracion, segun sea el caso, o, en la medida en que lo permita la Ley, por el Comisario o Comisarios. Sin embargo, los accionistas que representen cuando menos un treinta y tres por ciento del capital social podran solicitar por escrito, en cualquier tiempo, que el Administrador Unico o el Consejo de Administracion, segun sea el caso, o los Comisarios, convoquen a Asamblea de Accionistas para tratar los asuntos especificados en su solicitud. Cualquier accionista titular de una o mas acciones tendra el mismo derecho en cualquiera de los casos senalados en el articulo ciento ochenta y cinco de la Ley General de Sociedades Mercantiles. Si el Administrador Unico o el Presidente
o el Secretario del Consejo de Administracion, segun sea el caso, o los Comisarios, no hicieren la convocatoria dentro de los quince dias siguientes a la fecha de la solicitud, un Juez de lo Civil o de Distrito del domicilio de la sociedad hara la convocatoria a peticion


                                       13
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de cualquier accionista interesado, debiendo exhibir sus acciones para tal efecto, de conformidad con lo previsto por la ley.

      ARTICULO VIGESIMO PRIMERO. Las convocatorias para Asambleas se publicaran en el Diario Oficial de la Federacion o en el periodico oficial del Distrito Federal, con por lo menos quince dias de anticipacion a la fecha fijada para la Asamblea. Ademas, las convocatorias se notificaran por carta a los accionistas, que se enviaran por correo certificado, con anterioridad a la fecha de publicacion de la convocatoria, a las direcciones que aparezcan en el Libro de Registro de Acciones de la sociedad. Tratandose de accionistas domiciliados en el extranjero, dichas cartas se enviaran por correo aereo certificado. Las convocatorias contendran la Orden del Dia y estaran firmadas por quien las expida.

      ARTICULO VIGESIMO SEGUNDO. Las Asambleas podran celebrarse sin previa publicacion de convocatoria si el capital social esta representado en su totalidad y participa al momento de la votacion.

      ARTICULO VIGESIMO TERCERO. Solo los accionistas que aparezcan inscritos en el Libro de Registro de Acciones de la sociedad como titulares de una o mas acciones, seran admitidos en Asambleas.

      ARTICULO VIGESIMO CUARTO. Los accionistas podran ser representados en Asambleas por la persona o personas que designen mediante carta poder firmada ante dos testigos, o por cualqluier otra forma de mandato conferido de acuerdo con la ley.


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

      ARTICULO VIGESIMO QUINTO. Las actas de las Asambleas se transcribiran a un libro especialmente autorizado y deberan ser firmadas por las personas que hayan fungido como presidente y Secretario de la Asamblea, asi como por los Comisarios presentes y por los accionistas o representantes de accionistas que desearen firmar.

      ARTICULO VIGESIMO SEXTO. Las Asambleas seran presididas por el Administrador Unico o por el Presidente del Consejo de Administracion, segun sea el caso. Sin embargo, en caso que quien desempene alguno de los cargos mencionados estuviere ausente, la Asamblea en cuestion sera presidida por la persona que sea designada por resolucion de la propia Asamblea. El Secretario del Consejo de Administracion actuara como Secretario de las Asambleas de Accionistas; sin embargo, en su ausencia, actuara como tal la persona designada por resolucion de la Asamblea.

      ARTICULO VIGESIMO SEPTIMO. Las Asambleas Ordinarias se celebraran cuando menos una vez al ano dentro de los cuatro meses siguientes al cierre de cada ejercicio social. Ademas de los asuntos especificados en la Orden del Dia, la Asamblea Ordinaria Anual debera discutir, aprobar o modificar el informe del Consejo de Administracion que incluya los informes y estados financieros a que se refiere el enunciado general del articulo ciento setenta y dos de la Ley General de Sociedades Mercantiles, tomando en cuenta el dictamen del Comisario o Comisarios, y adoptar las medidas que juzgue oportunas; designar al Administrador Unico a los miembros del Consejo de Administracion, segun sea el caso, y al Comisario o Comisarios, asi como,

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determinar las remuneraciones al Administrador Unico o a los miembros del
Consejo de Administracion y a los Comisarios.

      ARTICULO VIGESIMO OCTAVO. Para que sean validas las Asambleas Ordinarias de Accionistas celebradas en virtud de primera o ulterior convocatoria deberan reunir la presencia de, por lo menos, el cincuenta por ciento de las acciones representativas del capital social.

      ARTICULO VIGESIMO NOVENO. Para que sean validas las Asambleas Extraordinarias de Accionistas celebradas en virtud de primera convocatoria, deberan reunir, por lo menos, la presencia del setenta y cinco por ciento de las acciones representativas del capital social. En caso de segunda o ulterior convocatoria, la Asamblea se considerara legalmente instalada si estuviere presente, cuando menos, el cincuenta por ciento de las acciones representativas del capital social.

      ARTICULO TRIGESIMO. TratAndose de Asambleas Ordinarias, las resoluciones en ellas adoptadas seran validas cuando se emita voto favorable por la mayoria de las acciones presentes, siempre y cuando hubiere existido quorum de presencia en los terminos del articulo vigesimo octavo de los estatutos sociales.

      ARTICULO TRIGESIMO PRIMERO. En el caso de Asambleas Extraordinarias, sus resoluciones seran validas cuando sean adoptadas por el voto favorable de las acciones que representen, cuando menos, el cincuenta por ciento de las acciones que integren el capital social.

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                             INFORMACION FINANCIERA

      ARTICULO TRIGESIMO SEGUNDO. Dentro de los cuatro meses siguientes al cierre de cada ejercicio social, el Administrador Unico o el Consejo de Administracion, en su caso, formulara los siguient es estados financieros, los que deberan contener toda la informacion que sea necesaria para reflejar el estado que guarda la situacion financiera y operativa de la sociedad, en terminos del enunciado general del articulo ciento setenta y dos de la Ley General de Sociedades Mercantiles:

      a) Estado de situacion financiera a la fecha de cierre del ejercicio social;

      b) Estado que muestre debidamente explicados y clasificados los resultados de la sociedad durante el ejercicio;

      c) Estado que muestre los cambios en la situacion financiera ocurridos durante el ejercicio social;

      d) Estado que muestre los cambios en las partidas que integran el capital contable ocurridos durante el ejercicio social; y

      e) Las notas complementarias o aclaratorias a los estados financieros anteriores.

      ARTICULO TRIGESIMO TERCERO. Los estados financieros, junto con los documentos justificativos, deberan ser entregados al Comisario o Comisarios con un mes de anticipacion, cuando menos, a la fecha fijada para la Asamblea General Anual Ordinaria de Accionistas que sea convocada para resolver sobre los mismos.

      ARTICULO TRIGESIMO CUARTO. Dentro de los quince dias siguientes a la fecha en que les hayan sido entregados los estados financieros, los Comisarios deberan presentar al Administrador Unico o al Consejo de Administracion, segun sea el caso, un informe respecto de la veracidad, suficiencia y razonabilidad de la informacion que les haya sido presentada por el Consejo de Administracion o por el Administrador Unico.

      Dichos documentos quedaran en poder del Administrador Unico o del Consejo de Administracion, segun sea el caso, disposicion de los accionistas, para su revision, por lo menos durante los quince dias anteriores a la fecha senalada para la Asamblea Ordinaria Anual de Accionistas.

      Los estados financieros, una vez aprobados, deberan mandarse publicar y depositar, en la forma y terminos previstos en el articulo ciento setenta y siete de la Ley General de Sociedades Mercantiles.

      ARTICULO TRIGESIMO QUINTO. Las utilidades netas de cada ejercicio social seran distribuidas de la siguiente manera:

      1) El cinco por ciento para constituir y, si fuese necesario, para reconstituir el fondo de reserva legal, hasta que sea igual a, cuando menos, el veinte por ciento del capital;

      2) El saldo de las utilidades netas se aplicara segun lo determine la Asamblea General Ordinaria de Accionistas.

      ARTICULO TRIGESIMO SEXTO. Las perdidas, si las hubiere, seran reportadas primeramente por los fondos de reserva, y si estos fueren insuficientes, por el capital social pagado, en el entendido de que la responsabilidad de los accionistas en relacion a las obligaciones de la sociedad estara limitada unicamente hasta el pago del valor nominal de sus respectivas acciones.

                            DISOLUCION Y LIQUIDACION

      ARTICULO TRIGESIMO SEPTIMO. La sociedad se disolvera en cualquiera de los supuestos establecidos en la ley. Una vez disuelta la sociedad se pondra en liquidacion. La liquidacion se encomienda a uno o mas liquidadores designados por Asamblea Extraordinaria de Accionistas. Si la Asamblea no hiciere la designacion correspondiente la hara un Juez de lo Civil o de Distrito del domicilio de la sociedad a solicitud de cualquier accionista.

      ARTICULO TRIGESIMO OCTAVO. En ausencia de instrucciones expresas en contrario dadas a los liquidadores por la Asamblea, la liquidacion se llevara a cabo de acuerdo con las siguientes bases generales:

      1) Conclusion de los negocios pendientes de la manera menos perjudicial para los acreedores y para los accionistas;

      2) Cobro de cuentas por cobrar y pago de deudas;

      3) Venta de todos los activos de la sociedad;

      4) Preparacion del balance generl de liquidacion;

      5) Distribucion del remanente, si lo hubiere, entre los accionistas, en proporcion al numero de sus acciones.

                             DISPOSICIONES GENERALES

      ARTICULO TRIGESIMO NOVENO. Los socios fundadores, como tales, no se reservan participacion alguna.

      ARTUCO CUADRAGESIMO. En los terminos del articulo treinta y uno del Reglamento de la Ley para Promover la Inversion Mexicana y Regular la Inversion y para cumplir con la condicion a que se refiere el permiso otorgado por la Secretaria de Relaciones Exteriores que ha sido transcrito en este instrumento, los otorgantes se obligan formalmente a que todo extranjero que, en el acto de la consitucion o en cualquier tiempo ulterior, adquiera un interes o participacion social en la sociedad, se considerara por ese simple hecho como mexicano respecto de uno y otra, asi como respecto de los bienes, derechos, concesiones, participaciones o intereses de los que llegue a ser titular esta sociedad, o bien de los derechos y obligaciones que deriven de los contractos en que sea parte y por lo tanto a no invocar la proteccion de su gobierno, bajo la pena, en caso de faltar a sue convenio, de perder dicho interes o participacion en beneficio de la Nacion Mexicana.

                           DISPOSICIONES TRANSITORIAS

      PRIMERA. Las acciones en que se divide el capital minimo de la sociedad, han sido integramente suscritas y pagadas en la siguiente forma:

                 ACCIONISTAS                       ACCIONES       CAPITAL
                 -----------                       --------       -------

JAFRA COSMETICS, SOCIEDAD ANONIMA DE
CAPITAL VARIABLE, suscribe nueve mil
novecientas noventa y seis acciones con valor
nominal de mil pesos cada una, que paga en dinero
efectivo.                                           9,996      $  9,996,000.00

PLUMIBOL, SOCIEDAD ANONIMA DE
CAPITAL VARIABLE, suscribe una accion con
valor nominal de mil pesos, que paga en dinero
efectivo.                                                1     $      1,000.00

CALZADA MARIANO ESCOBEDO 151-155,
SOCIEDAD ANONIMA DE CAPITAL
VARIABLE, suscribe una accion con valor nomina1
de mil pesos, que paga en dinero efectivo.               1     $      1,000.00

BRAUN DE MEXICO Y COMPANIA, DE
CAPITAL VARIABLE, suscribe una accion con
valor nominal de mil pesos que paga en dinero
efectivo.                                                1     $      1,000.00

ORAL-B LABORATORIOS, SOCIEDAD
ANONIMA DE CAPITAL VARIABLE, suscribe
una accion con valor nominal de mil pesos, que
paga en dinero efectivo.                                 1     $      1,000.00
                                                    ------     ----------------
    TOTAL                                           10,000     $ 10,000,000.00

      SEGUNDA. Se designan como Administrador Unico y Administrador Unico Suplente de la Sociedad a los Senores Leticia Navarro Ochoa y Luis Rosas Monroy, respectivamente.

      TERCERA. Se designan como Funcionarios de la Sociedad a las siguientes personas:

Licenciado Miguel Angel Castaneda Perez- Director de Finanzas
Licenciado Eduardo Hurtado Badiola - Director de Relaciones Industriales Licenciado Nemesio Garcia Naranjo - Sub-Director de Relaciones Industriales

      CUARTA. Se designan como Comisario y Comisario Suplente de la sociedad a los Contadores Publicos Fernando Holguin Maillard y Eduardo Rodriguez Islas, respectivamente.

      QUINTA. Los Administradores, Funcionarios y Comisarios designados han aceptado sus cargos y tienen caucionado su manejo.

      SEXTA. Se otorga en favor de los Senores Leticia Navarro Ochoa y Luis Rosas Monroy, para que lo ejerciten conjunta o separademente, poder general con todas las facultades a que refiere el articulo decimo de los estatutos sociales.

      SEPTIMA. Se otorga en favor del Senor Licenciado Miguel Angel Castaneda Perez, en su caracter de Director de Finanzas, poder general con las siguientes facultades:

      a) Pleitos y cobranzas, con todas las facultades generales y las especiales que requieran clausula especial conforme a la ley, sin limitacion alguna, en los terminos del primer parrafo del articulo dos mil quinientos cincuenta y cuatro del Codigo Civil para el Distrito Federal y articulos correlativos en los Codigos Civiles de las entidades que integran la Federacion, estando por lo tanto facultado para desistirse aun del juicio de amparo, fomular querellas y denuncias penales y otorgar perdon; transigir, comprometer en arbitros, absolver y articular posiciones, recusar jueces, recibir pagos y ejecutar todos los demas actos expresamente autorizados por la ley, entre los que se incluye representar a la sociedad ante autoridades y tribunales penales, civiles, administrativos y del trabajo;

      b) Administrar bienes, en los terminos del parrafo segundo del articulo dos mil quinientos cincuenta y cuatro del Codigo Civil para el Distrito Federal y articulos correlativos en los Codigos Civiles de las entidades que integran la Federacion;

      c) Suscribir titulos de credito en nombre de la sociedad en terminos del articulo noveno de la Ley General de Titulos y Operaciones de Credito, asi como para abrir y operar cuentas bancarias, cuentas con instituciones bursatiles y cualquier otro tipo de cuentas en las que se depositen o inviertan fondos de la sociedad, en el pais y en el extranjero, en moneda nacional y en moneda extranjera, incluyendo facultades para girar instrucciones para la disposicion de fondos asi como para designar a personas facultades tambien para girar tales instrucciones, y

      d) Para otorgar y revocar poderes en terminos de los parrafos a) y b) que anteceden, con o sin facultades de substitucion, y para revocar poderes otorgados por la sociedad.

      OCATAVA. Se otorga en favor de los Licenciados Eduarto Hurtado Badiola y Nemesio Garcia Naranjo, en su caracter de Director de Relaciones Industriales y SubDirector de Relaciones Industriales respectivamente, para que lo ejerciten conjunta o separadamente, poder general con las siguientes facultades:

      a) Pleitos y cobranzas, con todas las facultades generales y las especiales que requieran clausula especial conforme a la ley, sin limitacion alguna, en los terminos del primer parrafo del articulo dos mil quinientos cincuenta y cuatro del Codigo Civil para el Distrito Federal y articulos correlativos en los Codigos Civiles de las entidades que integran la Federacion, estando por lo tanto facultados para desistirse aun del juicio de amparo, formular querellas y denuncias penales y otorgar perdon; transigir, comprometer en arbitros, absolver y articular posiciones, recusar jueces, recibir pavo y ejecutar todos los demas actos expresamente autorizados por la ley, entre los que se incluye representar a la sociedad ante autoridades y tribunales penales, civiles, administrativos y del trabajo;

      b) Administrar bienes, en los terminos del parrafo segundo del articulo dos mil quinientos cincuenta y cuatro del Codigo Civil para el Distrito Federal y articulos correlativos en los Codigos Civiles de las entidades que integran la Federacion; y

      c) Para otorgar y revocar poderes en terminos de los parrafos a) y b) que anteceden, con o sin facultades de substitucion, y para reovcar poderes otorgados por la sociedad.

      NOVENA. Se otorga en favor de los licenciados Juan M. Steta Torres, Manuel Vera Vallejo, German Muggenburg y Rodriguez Vigil y Luis Alfonso Cervantes Muniz, para que lo ejerciten conjuncta o separadamente, poder general para pleitos y cobranzas y para actos de administracion; sin limitacion alguna, en los terminos de los dos primeros parrafos del articulo dos mil quinientos cincuenta y cuatro del Codigo Civil en vigor en el Distrito Federal y sus correlativos de los Codigos Civiles de los demas Estados de la

Republica en donde se ejercite el mandato.

                                  PERSONALIDAD

      Los SENORES LICENCIADA LETICIA NAVARRO OCHOA, LICENCIADO MIGUEL ANGEL CASTANEDA PEREZ, GUSTAVO MADRINAN MICOLTA, LICENCIADO LUIS ALFONSO CERVANTES MUNIZ Y VICTOR MANUEL ROCHA DURAN, acreditan su personalidad en la siguiente forma:

      a) La LICENCIADA LETICIA NAVARRO OCHOA, con la escritura numero veintinueve mil doscientos veinticuatro, otorgada en esta Ciudad, el once de octubre de mil novecientos noventa, ante el suscrito Notario, JAFRA COSMETICS, SOCIEDAD ANONIMA DE CAPITAL VARIABLE, por acuerdo de la Asamblea de Accionistas celebrada el treinta y uno de agosto de mil novecientos ochenta y nueve, la designo Director General y con tal caracter le otorgo poder general para pleitos y cobranzas y para actos de administracion, sin limitacion alguna, en los terminos de los dos primeros parrafos del articulo dos mil quinientos cincuenta y cuatro del Codigo Civil en vigor en el Distrito Federal, y sus correlativos de los Codigos Civiles de los demas Estados de la Republica en donde se ejercite el mandato, y facultad expresa para otorgar poderes y revocarlos.

      b) El LICENCIADO MIGUEL ANGEL CASTANEDA PEREZ, con la escritura numero veintinueve mil doscientos veintiocho, otorgada en esta Ciudad, el once de octubre de mil novecientos noventa, ante el suscrito Notario, PLUMIBOL,

SOCIEDAD ANONIMA DE CAPITAL VARIABLE, por acuerdo de la Asamblea de Accionistas celebrada el veintiocho de febrero de mil novecientos noventa, lo designo Director de Finanzas y con tal caracter le otorgo poder general para pleitos y cobranzas y para actos de administracion, sin limitacion alguna, en los terminos de los dos primeros parrafos del articulo dos mil quinientos cincuenta y cuatro del Codigo Civil en vigor en el Distrito Federal, y sus correlativos de los Codigos Civiles de los demas Estados de la Republica en donde se ejercite el mandato, y facultad expresa para otorgar poderes y revocarlos.

      c) El SENOR GUSTAVO MADRINAN MICOLTA, con la escritura numero veintinueve ail quinientos noventa y tres, otorgada en esta Ciudad, el veintiuno de diciembre de mil novecientos noventa, ante el suscrito Notario, CALZADA MARIANO ESCOBEDO 151-155, SOCIEDAD ANONIMA DE CAPITAL VARIABLE, por acuerdo de la Asamblea de Accionistas celebrada el veintiocho de diciembre de mil novecientos ochenta y nueve le otorgo poder general para pleitos y cobranzas y para actos de administracion, sin limitacion alguna, en los terminos de los dos primeros parrafos del articulo dos mil quinientos cincuenta y cuatro del Codigo Civil en vigor en el Distrito Federal, y sus correlativos de los Codigos Civiles de los demas Estados de la Repdblica en donde se ejercite el mandato, y facultad expresa para otorgar poderes y revocarlos.

      d) El LICENCIADO LUIS ALFONSO CERVANTES MUNIZ, con la escritura numero ciento diecinueve mil setecientos diez, otorgada en esta Ciudad, el dieciocho de febrero de mil novecientos ochenta y ocho, ante el Notario numero seis del Distrito Federal, Licenciado Fausto Rico Alvarez, BRAUN DE MEXICO Y COMPANIA, DE CAPITAL VARIABLE, por acuerdo de la Asamblea de Socios celebrada el cuatro de diciembre de mil novecientos ochenta y siete, le otorgo poder general pleitos y cobranzas y para actos de administracion, sin limitacion alguna, en los terminos de los dos primeros parrafos del articulo dos mil quinientos cincuenta y cuatro del Codigo Civil en vigor en el Distrito Federal, y facultad expresa para otorgar poderes y revocarlos. Dicha escritura fue inscrita en el Registro Publico de la Propiedad de esta Capital, en el Folio Mercantil numero siete mil trescientos treinta y cuatro.

      e) El SENOR VICTOR MANUEL ROCHA DURAN, con la escritura numero diez mil doscientos setenta y tres, otorgada en esta Ciudad, el veinticinco de septiembre de mil novecientos noventa, ante el Notario numero ciento setenta y nueve del Distrito Federal, Licenciado Juan Vicente Matute Ruiz, ORAL-B LABORATORIOS, SOCIEDAD ANONIMA DE CAPITAL VARIABLE, por acuerdo tomado en sesion del Consejo de Administracion celebrada el seis de septiembre de mil novecientos noventa, lo designo Director de Finanzas, y con tal caracter le otorgo poder general para pleitos y cobranzas y para actos de administracion, sin limitacion alguna, en los terminos de los dos primeros parrafos del articulo dos mil quinientos cincuenta y cuatro del Codigo Civil en vigor en el Distrito Federal, facultad para suscribir titulos de credito en los terminos del articulo noveno de la Ley General de Titulos y Operaciones de Credito, y facultad expresa para otorgar poderes y revocarlos.

      En dichas escrituras quedo debidamente acredita la constitucion y capacidad legal de las sociedades mandantes.

      Los SENORES LICENCIADA LETICIA NAVARRO OCHOA, LICENCIADO MIGUEL ANGEL CASTANEDA PEREZ, GUSTAVO MADRINAN MICOLTA, LICENCIADO LUIS ALFONSO CERVANTES MINUZ Y VICTOR MANUEL ROCHA DURAN, declaran bajo protesta de decir verdad que los poderes que ejercitan no les han sido revocados ni modificados en forma alguna y que sus respectivas representadas tienen capacidad legal.

                                    GENERALES

      Los comparecientes declaran por las suyas ser:

      La LICENCIADA LETICIA NAVARRO OCHOA, originaria de Colima, Colima, que nacio el diez de noviembre de mil novecientos cincuenta y tres, mexicana por nacimiento, hija de padres mexicanos, casada, licenciada en administracion de empresas, con domicilio en Alberto Zamora numero ochenta y cuatro, Coyoacan, en esta Ciudad.

      El LICENCIADO MIGUEL ANGEL CASTANEDA PEREZ, originario de esta Ciudad, que nacio el veintisiete de septiembre de mil novecientos cuarenta, mexicano por nacimiento, hijo de padres mexicanos, casado, ejecutivo, con domicilio en Plazuela de

Monte Alegre numero ciento nueve, colonia Lomas de la Herradura, Estado de
Mexico.

      El SENOR GUSTAVO MADRINAN MICOLTA, originario de Cali, Colombia, que nacio el dieciocho de abril de mil novecientos cuarenta y uno, colombiano, casado, director de manufactura, con domicilio en Paseo de la Reforma numero dos mil doscientos treinta y tres, departamento doscientos dos, colonia Lomas de Chapultepec, en esta Ciudad, y acredita su legal estancia en el Pais con la libreta FM DOS numero doscientos cincuenta y seis mil cuatrocientos ochenta y cinco, expedida el cuatro de junio de mil novecientos noventa, en la que tiene reconocido el caracter de immigrante.

      El LICENCIADO LUIS ALFONSO CERVANTES MUNIZ, originario de esta Ciudad, que nacio el dieciseis de noviembre de mil novecientos cincuenta y cinco, mexicano por nacimiento, hijo de padres mexicanos, casado, abogado, con domicilio en Campos Eliseos numero trescientos cuarenta y cinco, tercer piso, colonia Chapultepec Polanco, en esta Ciudad.

      EL SENOR VICTOR MANUEL ROCHA DURAN, originario de esta Ciudad, que nacio el dos de septiembre de mil novecientos cuarenta y cinco, mexicano por nacimiento, hijo de padres mexicanos, casado, director de finanzas, con domicilio en La Joya numero treinta y cuatro, casa veintiuno, Tepepan, Tlalpan, en esta Ciudad.

      YO, EL NOTARIO, DOY FE Y CERTIFICO:

      a) Que conozco personalmente a los comparecientes quienes a mi juicio tienen capacidad legal por no constarme nada en contrario.

      b) Que les fue leida integramente la presente escritura.

      c) Que a los comparecientes les explique el valor y las consecuencias legales del contenido de esta escritura y les informe de las penas en que incurren quienes declaran con falsedad ante Notario, con excepcion del LICENCIADO LUIS ALFONSO CERVANTES MUNIZ, por ser perito en derecho.

      d) Que lo relacionado e inserto concuerda con sus originales a que me remito y tuve a la vista.

      e) Que los comparecientes manifestaron al suscrito Notario su conformidad con esta escritura, para constancia de lo cual la firman el dia de su fecha.

      Firma de la Licenciada Leticia Navarro Ochoa.

      Firma del Senor Miguel Angel Castaneda Perez.

      Firma del Senor Gustavo Madrinan Micolta.

      Firma del Licenciado Luis Alfonso Cervantes Muniz.

      Firma del Senor Victor Manuel Rocha Duran.

      Ante mi. R. Nunez. firmado.

      Un sello: Lic. Roberto Nunez y Bandera Notario No. 1 del D.E. Estado Unidos Mexicanos.

      Autorizo definitivamente en Mexico a trece de febrero de mil novecientos noventa y uno. R. Nunez. firmado.

      Un sello: Lic. Roberto Nunez y Bandera Notario No. 1 del D.F. Estados
Unidos

Mexicanos.

                                NOTAS MARGINALES

      NOTA PRIMERA MEXICO A ONCE DE ENERO DE MIL NOVECIENTOS NOVENTA Y UNO CON ESTA FECHA SE DIO AVISO A LA SECRETARIA DE RELACIONES EXTERIORES EN LOS TERMINOS DE LOS ARTICULOS 31 PARRAFO 3 Y 32 FRACCION II, PARRAFO 4 DEL REGLAMENTO DE LA LEY PARA PROMOVER LA INVERSION MEXICANA Y REGULAR LA INVERSION EXTRANJERA, QUE SE RECIBIO CON EL NUMERO 3119 COPIA DEL CUAL SE AGREGA AL APENDICE DE ESTE INSTRUMENTO CON LA LETRA B. DOY FE. NUNEZ. FIRMADO.

      NOTA SEGUNDA MEXICO A TRECE DE FEBRERO DE MIL NOVECIENTOS NOVENTA Y UNO CON ESTA FECHA SE AGREGA AL APENDICE DE ESTA ESCRITURA EL AISO DE INSCRIPCION EN EL REGISTRO FEDERAL DE CONTRIBUYENTES RELATIVO A ESTA SOCIEDAD CON LA CLAVE DIR-910102AV8. DOY FE. NUNEZ. FIRMADO.

      ARTICULO DOS MIL QUINIENTOS CINCUENTA Y CUATRO DEL CODIGO CIVIL.

      En todos los poderes generates para pleitos y cobranzas bastara que se diga que se otorga con todas las facultades generales y las especiales que requieran clausula especial conforme a la Ley para que se entiendan conferidos sin limitacion alguna.

      En los poderes generales para administrar bienes bastard expresar que se dan con ese caracter para que el apoderado tenga toda clase de facultades administrativas.

      En los poderes generales, para ejercer actos de dominio, bastara que se den con ese caracter para que el apoderado tenga toda clase de facultades de dueno, tanto en lo relativo a los bienes, como para hacer toda clase de gestiones, a fin de defenderlos.

      Cuando se quisieren limitar, en los tres casos antes mencionados, las facultades de los apoderados, se consignaran las limitaciones, o los poderes seran especiales.

      Los notarios insertaran este articulo en los testimonios de los poderes que otorguen.

      ES PRIMER TESTIMONIO QUE SE EXPIDE PARA DIRSAMEX, SOCIEDAD ANONIMA DE CAPITAL VARIABLE A FIN DE QUE LE SIRVA PARA ACREDITAR SU CONSTITUCION.

      VA EN DOCE FOJAS CORREGIDAS.

      MEXICO, DISTRITO FEDERAL A DIECINUEVE DE FEBRERO DE MIL NOVECIENTOS NOVENTA Y UNO. DOY FE.

                          LIBRO NUMERO NOVENTA Y SIETE

      ESCRITURA NUMERO (3,444) TRES MIL CUATROCIENTOS CUARENTA Y CUATRO.

      EN MEXICO, DISTRITO FEDERAL, a los veintiocho dias del mes de abril de mil novecientos noventa y cinco. Yo, el Licenciado CARLOS ANTONIO REA FIELD, titular de la Notaria ciento ochenta y siete del Distrito Federal, hago constar que ante mi comparecen: los senores Licenciados LUIS ALFONSO CERVANTES MUNIZ y ALEJANDRO SAINZ ORANTES, ambos en su caracter de Delegados Especiales de "DIRSAMEX", SOCIEDAD ANONIMA DE CAPITAL VARIABLE, y exponen que formalizan:

      LA PROTOCOLIZACION PARCIAL DE UN ACTA DE ASAMBLEA GENERAL ORDINARIA ANUAL Y EXTRAORDINARIA DE ACCIONISTAS de la expresada Sociedad;

      LA PROTOCOLIZACION DE LOS NUEVOS ESTATUTOS SOCIALES de la referida Sociedad; y

      El OTORGAMIENTO DE PODERES GENERALES derivados de dicha acta que se protocoliza;

      Actos que se contienen en los antecedentes y clausulas siguientes:

                                  ANTECEDENTES

      I. ESCRITURA CONSTITUTIVA. Por escritura numero veintinueve mil seiscientos nueve, de fecha dos de enero de mil novecientos noventa y uno, otorgada ante el Licenciado Roberto Nunez y Bandera, titular de la Notaria uno del Distrito Federal, incrito su primer testimonio en el Registro Publico de la Propiedad y de Comercio de esta ciudad, el veinticinco de junio de mil novecientos noventa y uno, en el folio mercantil numero ciento cuarenta y cinco mil cuatrocientos cincuenta, instrumento por el que previo permiso concedido por la Secretaria de Relaciones Exteriores marcado con el numero cero nueve millones sesenta y tres mil setecientos setenta y siete, en el expediente numero nueve mil nueve millones sesenta y seis mil setecientos teinta y siete, se constituyo "DIRSAMEX", SOCIEDAD ANONIMA DE CAPITAL VARIABLE, con domicilio en el Distrito Federal, una duracion de NOVENTA Y NUEVE ANOS, con clausula de admision de extranjeros. De la escritura que se viene relacionando, copio en lo conducente lo siguiente:

      "....ESTATUTOS....OBJETO....ARTICULO TERCERO. La sociedad tendra por objeto: 1) La prestacion de todo tipo de servicios, en especial servicios administrativos, a todo tipo de personas fisicas o morales, comerciantes o no;
2) La prestacion de toda clase de servicios tecnicos, administrativos o de supervision a negociaciones comerciales o industriales en Mexico o en el extranjero y recibir tales servicios; 3) Adquirir, establecer, disponer de, dar
o tomar en arrendamiento o subarrendamiento, en comodato

o en subcomodato, administrar, operar o poseer en cualquier forma permitida por la ley fabricas, plantas industriales, talleres, laboratorios, almacenes o bodegas, oficinas, tiendas y otros establecimientos y bienes inmuebles como sea necesario para el logro de su objeto social; 4) Adquirir, enajenar, importar, exportar, gravar, dar o tomar en arrendamiento y negociar en cualquier forma con toda clase de bienes muebles; 5) Solicitar, comprar, vender, dar o tomar en uso, ceder, registrar y adquirir marcas industriales y de servicios, nombres comerciales, derechos de autor, patentes, invenciones y procesos, asi como disponer de ellos; 6) actuar como contratista, subcontratista, agente o representante y designar subcontratistas, agentes o representantes; 7) Adquirir acciones, participaciones, partes de interes y obligaciones de toda clase de empresas o sociedades, sean civiles o mercantiles, y formar parte de ellas; 8) Representar o ser agente o comisionista de negociaciones comerciales o industriales nacionales o extranjeras; 9) Dar o tomar dinero en prestamo con o sin garantia, emitir bonos, valores hipotecarios, obligaciones y cualquiera otros titulos de credito con la intervencion de las instituciones senaladas por la ley, y otorgar fianzas o garantias de cualquier clase respecto de obligaciones contraidas o de titulos emitidos o aceptados por la propia sociedad
o por terceros; 10) Emitir, suscribir, aceptar y negociar en cualquier forma con titulos de credito; y 11) Ejecutar toda clase de actos y celebrar toda clase de contratos permitidos por la Ley....CAPITAL SOCIAL Y ACCIONES - ARTICULO QUINTO.
- El capital social es variable. El capital fijo sin derecho a retiro es de DIEZ MILLONES DE

PESOS, Moneda Nacional, representado por Diez Mil acciones ordinarias, nominativas con valor nominal de MIL PESOS, Moneda Nacional cada
una....ADMINISTRACION DE LA SOCIEDAD. - ARTICULO OCTAVO. La administracion de la sociedad estara confiada a un Administrador Unico o a un Consejo de Adminitracion formado por el numero de miembros que determine la Asamblea de Accionistas. Si la Asamblea lo considera pertiniente, podra designar un Administrador Unico Suplente o a Consejeros Suplentes, segun sea el caso. Los Consejeros y sus Suplentes podran ser o no accionistas; desempenaran sus cargos hasta las personas designadas para substituirlos tomen posesion de sus puestos; podran ser reelectos y recibiran las remuneraciones que determine la Asamblea de
Accionistas....ARTICULO DECIMO. - El Consejo de Adminitracion o el Administrador
Unico, en su caso, sera el representante legal de la sociedad y tendra las siguientes facultades y obligaciones: 1. Ejercitar el poder para pleitos y cobranzas, con todas las facultades generales y las especiales que requieran de clausula espcial de acuerdo con la ley, sin limitacion alguna, de conformidad con lo dispuesto por el primer parrafo del articulo dos mil quinientos cincuenta y cuatro del Codigo Civil para el Distrito Federal y articulos correlativos de los Codigos Civiles de las entidades federativas de los Estados Unidos Mexicanos, estando por lo tanto facultado para desistirse de procedimientos, aun del juicio de amparo, formular querellas y denuncias penales y desistirse de ellas; coadyuvar con el Ministerio Publico y otorgar el perdon; transigir; someterse a arbitraje; formular y absolver posiciones; recusar jueces; recibir pagos y ejecutar todos los demas actos expresamente autorizados por la ley, entre los que se incluye representar a la sociedad ante autoridades y tribunales penale, civiles, administrativos y del trabajo; 2. Administrar bienes de acuerdo con lo dispuesto por el segundo parrafo del articulo dos mil quinientos cincuenta y cuatro del Codigo Civil para el Distrito Federal y articulos correlativos en los Codigos Civiles de las entidades federativas de los Estados Unidos Mexicanos; 3. Ejecutar actos de dominio de acuerdo con lo previsto en el tercer parrafo del articulo dos mil quinientos cincuenta y cuatro del Codigo Civil para el Distrito Federal y articulos correlativos de los Codigos Civiles de las entidades federativas de los Estados Unidos Mexicano; 4. Suscribir titulos de credito de conformidad con el articulo noveno de la Ley General de Titulos y Operaciones de Credito; 5. Abrir, operar y cerrar cuentas bancarias a nombre de la sociedad y designar a las personas que puedan girar contra las mismas; 6. Nombrar y remover al Director General y demas directores, gerentes, funcionarios y empleados de la sociedad y determinar sus condiciones de trabajo, remuneraciones y facultades; 7. Formular reglamentos interiores de trabajo; 8. Convocar a Asambleas de Accionistas y ejecutar sus resoluciones; 9. Llevar a cabo todos los actos autorizados por estos estatutos de la sociedad o que sean consecuencia de los mismos; 10. Conferir poderes generales y especiales en los terminos de los puntos uno, dos, tres, cuatro y cinco anteriores, con o sin facultades de substitucion, asi como revocar los poderes que hubieren sido otorgados por la sociedad...ARTICULO DECIMO CUARTO. Para garantizar el desempeno de sus cargos el Administrador Unico o, en su caso, los Consejeros y sus respectivos Suplentes, al tomar posesion, depositaran con la sociedad la cantidad de cien mil pesos, moneda nacional, cada uno, o, a su eleccion, exhibiran poliza de fianza otorgada por compania autorizada por igual suma. Los Consejeros o el Administrador Unico, segun sea el caso, no podran retirar las garantias otorgadas hasta que su gestion haya sido aprobada por Asamblea de Accionistas. Los directores y demas functionarios de la sociedad otorgaran las garantias que determine la Asamblea de Accionistas o el Consejo de Administracion que los designe. VIGILANCIA DE LA SOCIEDAD - ARTICULO DECIMO QUINTO. La vigilancia de la sociedad estara encomendada a uno o dos Comisarios, segun lo determine la Asamblea de Accionistas. Si la Asamblea lo considerare pertinente designara uno
o dos Comisarios Suplentes. ARTICULO DECIMO SEXTO. Los Comisarios no necesitan ser accionistas de la sociedad; podran ser reelectos y desempenaran su cargo hasta que las personas designadas para suplirlos tomen posesion de los mismos. ARTICULO DECIMO SEPTEMO. Los comisarios tendran las facultades y las obligaciones establecidas en el articulo ciento sesenta y seis de la Ley General de Sociedades Mercantiles. ARTICULO DECIMO OCTAVO. Los Comisarios otorgaran las garantias senaladas en el articulo decimo cuarto de estos estatutos para los Consejeros y solo podran retirarlas cuando su gestion haya sido aprobada por Asamblea de Accionistas. ASAMBLEAS DE ACCIONISTAS. ARTICULO DECIMO NOVENO. Las Asambleas de Accionistas se celebraran en el domicilio de la sociedad. Seran

Extraordinarias las Asambleas convocadas para tratar cualquiera de los asuntos incluidos en el Articulo ciento ochenta y dos de la Ley General de Sociedades Mercantiles. Todas las demas Asambleas seran Ordinarias. ARTICULO VIGESIMO. Las convocatorias para Asambleas de Accionistas deberan ser hechas por el Administrador Unico o por el Presidente o el Secretario del Consejo de Administracion, sea el caso o, en la medida en que lo permita la Ley, por el
Comisario o Comisarios....ARTICULO VIGESIMO SEGUNDO. Las Asambleas podran celebrarse sin previa publicacion de convocatoria si el capital social esta representado en su totalidad y participa al momento de la votacion. ARTICULO VIGESIMO TERCERO. Solo los accionistas que aparezcan inscritos en el Libro de Registro de Acciones de la sociedad como titulares de una o mas acciones, seran admitidos a las Assembleas. ARTICULO VIGESIMO CUARTO. Los Accionists podran ser representados en las Asambleas por la persona o personas que designen mediante carta poder firmada ante dos testigos, o por cualquier otra forma de mandato conferido de acuerdo con la Ley. ARTICULO VIGESIMO QUINTO. Las actas de las Asambleas se transcibiran a un libro especialmente autorizado y deberan ser firmadas por las personas que hayan fungido como Presidente y Secretario de la Asamblea, asi como por los Comisarios presentes y por los accionistas o representantes de accionistas que desearen firmar. ARTICULO VIGESIMO SEXTO. Las Asambleas seran presididas por el Administrador Unico o por el Presidente del Consejo de Administracion, segun sea el caso. Sin embargo, en caso de que quien desempene alguno de los cargos mencionados estuviere ausente, la Asamblea en cuestion sera presidida por la persona que sea designada por resolucion de la propia Asamblea. El Secretario del Consejo de Administracion actuara como Secretario de las Asambleas de Accionistas; sin embargo, en su ausencia, actuara como tal la persona designada por resolucion de la Asamblea. ARTICULO VIGESIMO SEPTIMO. Las Asambleas Ordinarias se celebraran cuando menos una vez al ano dentro de los cuatro meses siguientes al cierre de cada ejercicio social. Ademas de los asuntos especificados en la Orden de Dia, la Asamblea Ordinaria Anual debera....designar al Administrador Unico a los miembros del Consejo de Administracion, segun sea el caso, y al Comisario o
Comisarios....ARTICULO VIGESIMO OCTAVO. Para que sean validas las Asambleas
Ordinarias de Accionistas celebradas en virtud de primera o ulterior convocatoria deberan reunir la presencia de, por lo menos, el cincuenta por ciento de las acciones representatives del capital social. ARTICULO VIGESIMO NOVENO. Para que sean validas, las Asambleas Extraordinarias de Accionistas celebradas en virtud de primera convocatoria, deberan reunir, por lo menos, la presencia del setenta y cinco por ciento de las acciones representativas del capital social. En caso de segunda o ulterior convocatoria, la Asamblea se considerara legalmente instalada si estuviere presente, cuando menos, el cincuenta por ciento de las acciones representativas del capital social. ARTICULO TRIGESIMO. Tratandose de Asambleas Ordinarias, las resoluciones en ellas adoptadas seran validas cuando se emita voto favorable por law mayoria de las acciones presentes, siempre y cuando huebiere existido quorum de presencia en los terminos del articulo vigesimo octavo de los estatutos sociales. ARTICULO TRIGESIMO PRIMERO. En el caso de Asambleas Extraordinarias, sus resoluciones seran validas cuando sean adoptadas por el voto favorable de las acciones que representen, cuando menos, el cincuenta por ciento de las acciones que integren el capital social .
 . . .DISPOSICIONES TRANSITORIAS ... SEGUNDA. Se designan como Administrador Unico ... de la Sociedad, a los senores Leticia Navarro Ochoa ... CUARTA. Se designan como Comisario y como Comisario Suplente de la sociedad a los Contadores Publicos Fernando Holguin Maillard y Eduardo Rodriguez Islas, respectivamente. QUINTA. Los Administradores, Funcionarios y Comisarios
designados han aceptado sus cargos y tienen caucionado su manejo...."

      II. NOMBRAMIENTO DEL ADMINISTRADOR UNICO SUPLENTE. Por escritura numero trienta y un mil seiscientos trienta y siete, de fecha diecinueve de diciembre de mil novecientos noventa y uno, otorgada ante el Licenciado Roberto Nunez y Bandera, titular de la Notaria uno del Distrito Federal, inscrito su primer testimonio en el Registro Publico de la Propiedad y de Comercio de esta ciudad, en el folio mercantil ciento cuarenta y cinco mil cuatrocientos cincueta, instrumento por el que se protocolizo un acta de Asamblea General Ordinaria, celebrada por los accionistas de "DIRSAMEX", SOCIEDAD ANONIMA DE CAPITAL VARIABLE, el viente de septiembre de mil novecientos noventa y uno, por la que se formalizaron entre otros acuerdos, el de designar como Administrador Unico Suplente de la expresada Sociedad, al senor LUIS ALFONSO CERVANTES MUNIZ. De la escritura que se viene relacionando, copio en lo conducente lo siguente:

      "...DECLARACIONES...II...acta que a la letra dice: "En el Distrito Federal, Mexico, a las 10:00 del 20 de septiembre de 1991, se reunieron en el domicilio social de DIRSAMEX, S.A. de C.V.....para celebrar la ASAMBLEA GENERAL
ORDINARIA DE ACCIONISTAS a la que fueron previa y oportunamente convocados....La
Presidente designo escrutadores a....quienes, despues de aceptar sus cargos, revisaron los instrumentos conteniendo los mandatos de los representantes de los accionistas y el libro de Registro de Acciones de la sociedad y certificaron, en union del Comisario, que se encontraba representada en la Asamblea la totalidad de las acciones de la sociedad acutalmente en circulacion, distribuidas en la siguiente forma: ACCIONISTAS... ACCIONES SERIE "A"....ACCIONES SERIE
"B"....VOTAS...TOTAL. 10,000. En virtud de encontrarse debidamente representada la totalidad de las acciones emitidas por la sociedad actualmente en circulacion, la Presidente declaro la Asamblea legalmente instalada, no obstante no haberse publicada la convocatoria respectiva, con fundamento en el articulo 188 de la Ley General de Sociedades Mercantiles y en el articulo vigesimo segundo de los estatutos sociales. La Asamblea, por unanimidad de votos, aprobo la declaratoria anterior y procedio a desahogar los puntos contenidos en el siguiente. ORDEN DEL DIA. I. Designacion de la persona que habra de fungir como

Administrador Unico Suplente de la sociedad....PUNTO UNO.....Despues de comentar las anteriores propuestas, la Asamblea, por unanimidad de votos, adopto las siguientes. RESOLUCIONES. "1. Se designa, con efectos a partir de la fecha de esta Asamblea al senor Luis Alfonso Cervantes Muniz Administrador Unico Suplente de DIRSAMEX, S.A. DE C.V." - "2. Para el desempeno de sus funciones como Administrador Unico Suplente de DIRSAMEX, S.A. DE C.V., el senior Luis Alfonso Cervantes Muniz tendra la representacion de la sociedad y las siguientes facultades y obligaciones: - 1. - Ejercitar el poder de la sociedad para pleitos y cobranzas, con todas las facultades generales y las especiales que requieran de clausula especial de acuerdo con la ley, sin limitacion alguna, de conformidad con lo dispuesta por el primer parrafo del articulo 2554 del Codigo Civil para el Distrito Federal y articulos correlativos de los Codigos Civiles de las entidades federativas de los Estados Unidos Mexicanos, estando por lo tanto facultado para desistirse de procedimientos, aun del juicio de amparo; formular querellas y denuncias penales y disistirse de ellas; coadyuvar con el Ministerio Publico y otorgar el perdon, cuando proceda; transigir; recusar jueces; recibir pagos y ejecutar todos los demas actos expresamente autorizados por la ley, entre los que se incluye representar a la sociedad ante autoridades y tribunales penales, civiles, administrativos y del trabajo; 2. -Administrar bienes de acuerdo con lo dispuesto por el segundo parrafo del articulo 2554 del Codigo Civil para el Distrito Federal y articulos correlativos en los Codigos Civiles de las entidades federativas de los Estados Unidos Mexicanos; 3. - Ejecutar actos de dominio de acuerdo con lo previsto en el tercer parrafo del articulo 2554 del Codigo Civil para el Distrito Federal y articulos correlativos de los Codigos Civiles de las entidades federativas de los Estados Unidos Mexicanos; 4. - Suscribir titulos de credito de conformidad con el articulo noveno de la Ley General de Titulos y Operaciones de Credito; 5. - Abrir, operar y cerrar cuentas bancarias a nombre de la sociedad y designar a las personas que puedan girar contra las mismas; 6. - Nombrar y remover al Director General y demas directores, gerentes, funcionarios y empleados de la sociedad y determinar sus condiciones de trabajo, remuneraciones y facultades; 7. - Formular reglamentos interiores de trabajo; 8. - Convocar a Asambleas de Accionistas y ejecutar sus resoluciones; 9. - Llevar a cabo todos los actos autorizados por los estatutos de la sociedad o que sean consecuencia de los mismos; 10. - Conferir poderes generales y especiales en los terminos de los parrafos 1, 2, 3, 4 y 5 anteriores, con o sin facultades de substitucion, asi como revocar los poderes que hubieren sido otorgados por la sociedad". - Estando presente el senor Luis Alfonso Cervantes Muniz, manifesto a la Asamblea la aceptacion de su encargo y protesto su fiel y legal desempeno, exhibiendo y entregando en el acto la cantidad de $100,000.00 M.N. (cien mil pesos 00/100, moneda nacional) en dinero en efectivo como caucion de su manejo, dando asi cumplimiento a lo dispuesto en el articulo decimo cuarto de los estatutos de la sociedad.....No habiendo otro asunto que tratar se suspendio la Asamblea para la redaccion de la presente acta, misma que fue leida, aprobada y firmada por todos los presentes. - Se hace constar que al momento de adoptarse todas y cada una de las resoluciones contenidas en esta acta estuvo representada y participo la totalidad del capital de la sociedad.....Se levanto la Asamblea a las 11:00 del 20 de septiembre de 1991......"

      III. - RATIFICACION DE LOS NOMBRAMIENTOS DEL ADMINISTRADOR UNICO, DEL ADMINISTRADOR UNICO SUPLENTE, DEL COMISARIO Y DEL COMISARIO SUPLENTE. - Por escritura numero cincuenta y tres mil ciento setenta y siete, de fecha veintitres de junio de mil novecientos noventa y cuatro, otorgada ante el Licenciado Moises Farca Charabati, titular de la Notaria noventa y uno del Distrito Federal, inscrito su primer testimonio en el Registro Publico de la Propiedad y de Comercio de esta ciudad, el siete de septiembre de mil novecientos noventa y cuatro, en el folio mercantil ciento cuarenta y cinco mil cuatrocientos cincuenta, instrumento por el que se protocolizo parcialmente un acta de Asamblea General Ordinaria Anual, celebrada por los accionistas de "DIRSAMEX", SOCIEDAD ANONIMA DE CAPITAL VARIABLE, el veinticuatro de agosto de mil novecientos noventa y tres, por la que se formalizaron entre otros acuerdos, el de ratificar en los cargos que a continuacion se indican, a las siguientes personas:

-     ADMINISTRADOR UNICO: a la senora LETICIA NAVARRO OCHOA.

-     ADMINISTRADOR UNICO SUPLENTE: al senor LUIS ALFONSO CERVANTES MUNIZ.

-     COMISARIO PROPIETARIO: al senor FERNANDO HOLGUIN - MAILLARD.

-     COMISARIO SUPLENTE: al senor EDUARDO RODRIGUEZ ISLAS.

      IV. ACTA QUE SE PROTOCOLIZA PARCIALMENTE. - Los comparecientes me exhiben el libro de actas de Asambleas de Accionistas de "DIRSAMEX". SOCIEDAD ANONIMA DE CAPITAL VARIABLE, en el que de fojas treinta y cinco a cincuenta y cuatro, inclusive, aparece asentada un acta de Asamblea General Ordinaria Anual y Extraordinaria de la expresada Sociedad, celebrada con fecha primero de agosto de mil novecientos noventa y cuatro, que a continuacion copio en lo conducente:

      "En el Distrito Federal, Mexico, a las 16:00 horas del 1 de agosto de 1994, se reunieron en el domicilio social de DIRSAMEX, S.A. DE C.V., los senores Alejandro Sainz Orantes, en representacion de Grupo Jafra, S.A. de C.V. y de Plumibol, S.A. de C.V., Alejandro Nila Rosales, en representacion de Calzada Mariano Escobedo 151-155, S.A. de C.V., de Braun de Mexico y Compania, de C.V. y de Oral-B Laboratorios, S.A. de C.V., para celebrar ASAMBLEA GENERAL ORDINARIA ANUAL Y EXTRAORDINARIA DE ACCIONISTAS de DIRSAMEX, S.A. DE C.V., a la que fueron previa y oportunamente convocados. Estuvieron tambien presentes los senores Fernando Holguin Maillard, Comisario de la sociedad, Luis Alfonso Cervantes Muniz, Julio Pedro Cepeda Rebollo y Sergio Rene Aparicio Gonzalez, quienes fueron invitados al evento. Por designacion unanime de los presentes fungio como Presidente de la Asamblea el senor Alejandro Sainz Orantes. Asimismo se designo como Secretario al senor Luis Alfonso Cervantes Muniz. - El Presidente designo escrutador al senor

Alejandro Nila Rosales quien, despues de aceptar su cargo, reviso los instrumentos conteniendo los mandatos de los representantes de los accionistas y el Libro de Registro de Acciones de la sociedad y certifico, en union del Comisario, que se encontraba representada en la Asamblea la totalidad de las acciones de la sociedad actualmente en circulacion, distribuidas en la siguiente forma:

                                     ACCIONES          SERIE
ACCIONISTA                              "A"             "B"        VOTOS

Grupo Jafra, S.A. de C.V.
representada por el senor Alejandro
Sainz Orantes Plumibol, S.A. de
C.V.                                    9,996          ----      9,996

-- representada por el senor
Alejandro Sainz Orantes Calzada
Mariano Escobedo 151-155, S.A. de
C.V.                                        1          ----          1

-- representada por el senor
Alejandro Nila Rosales Braun de
Mexico y Compania, de C.V.               ----             1          1

-- representada por el senor
Alejandro Nila Rosales                   ----             1          1

Oral-B Laboratorios, S.A. de C.V.
representada por el senor Alejandro
Nila-Rosales                             ----             1          1

TOTAL                                   9,997             3     10,000

      En virtud de encontrarse debidamente representada en la Asamblea la totalidad de las acciones emitidas por la sociedad actualmente en circulacion, el Presidente declaro la misma legalmente instalada, no obstante no haberse publicado la convocatoria respectiva, con fundamento en el articulo 188 de la Ley General de Sociedades Mercantiles. - La

Asamblea, por unanimidad de votos, aprobo la declaratoria anterior y procedio a desahogar los asuntos contenidos en el siguiente. - ORDEN DEL DIA.

      V. Designacion de las personas que habran de fungir como Administrador Unico y Administrador Unico Suplente y como Comisario y Comisario Suplente de la sociedad, respectivamente.

      VII.Designacion del senor Julio Pedro Cepeda Rebollo como Director General de la sociedad y otorgamiento de poderes en su favor.

      VIII. Designacion del senor Sergio Rene Aparicio Gonzalez como Director de Relaciones Industriales de la sociedad y otorgamiento de poderes en su favor.

      IX. Modificacion total a los estatutos que rigen a la sociedad para adecuarlos a las reformas a la Ley General de Sociedades Mercantiles en vigor a partir del 11 de junio de 1992.

      X. Designacion de delegados para formalizar las resoluciones adoptadas por la Asamblea....PUNTO CINCO. - En relacion con este quinto punto del Orden del
Dia el Presidente de la Asamblea informo a los presentes sobre la renuncia, con efectos a partir del 4 de julio de 1994, de la senora Leticia Navarro Ochoa a su cargo de Administrador Unica de la sociedad. - Preciso el senor Alejandro Sainz Orantes que la renuncia arriba mencionada surte sus efectos a partir del 4 de julio de 1994. - Por su parte, el senor Alejandro Nila Rosales, representante en la Asamblea de los accionistas Calzada Mariano Escobedo 151-155, S.A. de C.V. y de Braun de Mexico y Compania, de C.V. propuso que en el evento que fuera aceptada la renuncia sometida a consideracion de la Asamblea i) se designase al senor Julio Pedro Cepeda Rebollo Administrador Unico de la sociedad, y ii) se ratificase la designacion del senor Luis Alfonso Cervantes Muniz para continuar desempanandose como Administrador Unico Suplente. Incluyo tambien en su propuesta el senor Nila Rosales la ratificacion de la designacion de los senores Fernando Holguin Maillard y Eduardo Rodriguez Islas como Comisarios Propietario y Suplente, respectivamente, de la sociedad. - Entonces el Secretario de la Asamblea, senor Luis Alfonso Cervantes Muniz, informo a los presentes que la designacion del senor Julio Pedro Cepeda Rebollo como Administrador Unico de la sociedad fue debidamente autorizada por el Insituto Nacional de Migracion, como consta en el oficio 12207 dictado por dicha autoridad en el expediente 5/214490 de 1o. de junio de 1994, con fundamento en las disposiciones aplicables de la Ley General de Poblacion. Aclaro el proprio senor Cervantes Muniz que por lo que respecta a la ratificacion de su designacion no se requiere autorizacion alguna por parte de las autoridades migratorias, dada su nacionalidad mexicana. - Despues de intercambiar impresiones sobre lo vertido respecto de este quinto punto del Orden del Dia, los presentes, por unanimidad de votos, adoptaron las siguientes.

                                  RESOLUCIONES

      "1. Se acepta, con efectos al 4 de julio de 1994, la renuncia sometida por la senora Leticia Navarro Ochoa a su cargo de Administradora Unica de la sociedad, cargo para el que fue designada por escritura publica 29,609 de 2 de enero de 1991 otorgada por el licenciado Roberto Nunez y Bandera, Notario Publico 1 del Distrito Federal, el primer testimonio de la cual quedo debidamente inscrito en el Registro Publico de Comercio de esta capital en el folio mercantil 145450".

      "2. Se agradecen a la senora Leticia Navarro Ochoa los relevantes servicios que presto a la sociedad en su desempeno como Administradora Unico de la misma, y todos los accionistas y representantes de accionistas hacen votos para que tenga el mayor de los exitos en sus nuevas e importantes responsabilidades en Jafra Cosmetics International, Inc."

      "3. Con efectos a partir del 4 de julio de 1994 se designa al senor Julio Pedro Cepeda Rebollo como Administrador Unico de DIRSAMEX, S.A. DE C.V., haciendose constar que la designacion que en este acto se resuelve fue debidamente autorizada por el Insituto Nacional de Migracion, como consta en el oficio 12207 dictado por dicha autoridad en el expediente 5/214490 de 1o. de junio de 1994, con fundamento en las disposiciones aplicables gran la Federacion, estando por lo tanto facultado para desistirse aun del juicio de amparo; formular querellas y denuncias penales y otorgar perdon, cuando este proceda; transigir; comprometer en arbitros; absolver y articular posiciones; recusar jueces; recibir pagos y ejecutar todos los demas actos expresamente autorizados por la ley, entre los que se incluye representar a la sociedad ante toda clase de autoridades y tribunales, sean penales, civiles, administrativos o del trabajo;

      b) Administrar bienes, en los terminos del parrafo segundo del articulo dos mil quinientos cincuenta y cuatro del Codigo Civil para el Distrito Federal y articulos correlativos en los Codigos Civiles de las entidades que integran la Federacion;

      c) La realizacion de actos que involucren las mas amplias facultades de administracion y direccion por lo que respecta a la planeacion, organizacion, mando y control del personal de DIRSAMEX, S.A. DE C.V. y, en consecuencia, por ministerio del articulo 11 de la Ley Federal del Trabajo, habra de tener el caracter de representante legal de DIRSAMEX, S.A. DE C.V. en sus relaciones con los trabajadores; asimismo se le otorga, sin limitacion alguna, en su caracter de representante legal, el poder general de la sociedad para pleitos y cobranzas, con todas las facultades generales y aun las especiales que de acuerdo con la ley requieran poder o clausula especial, en los terminos del parrafo primero del articulo dos mil quinientos cincuenta y cuatro del Codigo Civil para el Distrito Federal y articulos correlativos en los Codigos Civiles de las entidades que integran la Federacion. De manera enunciativa y no limitativa, se mencionan, entre otras, facultades para representar a DIRSAMEX, S.A. DE C.V.: i) ante toda clase de autoridades administrativas y judiciales, tanto de caracter municipal como estatal y federal, ante el Instituto del Fondo Nacional para la Viviende la Ley General Poblacion".

      "4. Se ratifica la designacion del senor Luis Alfonso Cervantes Muniz como Administrador Unico Suplente de la sociedad".

      "5. Se ratifica la designacion de los senores Fernando Holguin Maillard y Eduardo

Rodriguez Islas como Comisarios Proprietario y Suplente, respectivamente, de DIRSAMEX, S.A. DE C.V."

      Estando presente en la Asamblea el senor Julio Pedro Cepeda Rebollo procedio a agradecer a la misma su designacion como Administrador Unico de DIRSAMEX, S.A. DE C.V., manifestando que realizara su mejor esfuerzo para cumplir cabalmente con sus obligaciones en tal caracter, y acto seguido exhibio en dinero efectivo cien nuevos pesos, moneda nacional, como garantia de su gestion, dando asi cumplimiento a lo dispuesto en el articulo XIV de los actuales estatutos sociales de DIRSAMEX, S.A. DE C.V.

                                   PUNTO SIETE

      En relacion con este septimo punto del Orden del Dia, el Presidente de la Asamblea comento a los presentes la conveniencia de designar al senor Julio Pedro Cepeda Rebollo como Director General de la sociedad, quien para el desempeno de sus funciones habra de ser investido de poderes idoneos.

      Despues de comentar sobre la propuesta del Presidente, la Asamblea, por unanimidad de votos, adopto las siguientes.

                                  RESOLUCIONES

      "1. Con efectos a partir del 4 de julio de 1994 se designa al senor Julio Pedro Cepeda Rebollo Director General de DIRSAMEX, S.A. DE C.V., quien como garantia de su gestion deposito en la caja de la sociedad, la cantidad de cien nuevos pesos, moneda nacional, y para el desempeno de sus funciones gozara del poder general de la sociedad para: a) Pleitos y cobranzas, con todas las facultades generales y las especiales que requieren clausula especial conforme a la ley, sin limitacion alguna, en los terminos del primer parrafo del articulo dos mil quinientos cincuenta y cuatro del Codigo Civil para el Distrito Federal y articulos correlativos en los Codigos Civiles de las entidades que inteda de los Trabajadores, el Instituto Mexicano del Seguro Social, el Fondo Nacional para el Consumo de los Trabajadores y el Sistema de Ahorro para el Retiro, ii) ante las Juntas de Conciliacion y Arbitraje, tanto locales como federales, y ante las autoridades laborales a que se refiere el articulo quinientos veintitres de la Ley Federal del Trabajo, iii) en toda clase de procedimientos, incluyendo el del amparo, y iv) compareciendo y actuando, de acuerdo con lo dispuesto en los articulos once, seiscientos noventa y dos, fraccion II, ochocientos setenta y seis, setecientos ochenta y seis, setecientos ochenta y siete y demas aplicables de la Ley Federal del Trabajo, en la etapa conciliatoria, en la articulacion y absolucion de posiciones y en toda la secuela de los juicios laborales en que DIRSAMEX, S.A. DE C.V. sea parte o tercera interesada; d)Suscribir y endosar titulos de credito en nombre y representacion de la sociedad, en terminos del articulo noveno de la Ley General de Titulos y Operaciones de Credito, asi como abrir, operar y cerrar cuentas de la sociedad con instituciones bancarias e instituciones bursatiles, tanto del pais como del extranjero, en moneda nacional y en moneda extranjera, designando a personas autorizadas para operar dichas cuentas y girar contra las mismas; y - e) Otorgar y revocar poderes en terminos de los parrafos a), b) y c) que anteceden, con o sin facultades de substitucion, y revocar poderes otorgados por la sociedad".

      2. La designacion contenida en el parrafo resolutivo 1. anterior queda sujeta a la condicion suspensiva de que el Instituto Nacional de Migracion otorgue la autorizacion que procede conforme a la legislacion aplicable".

      Estando presente en la Asamblea el senor Julio Pedro Cepeda Rebollo procedio a agradecer a la Asamblea su designacion como Director General de DIRSAMEX, S.A. DE C.V., manifestando que realizara su mejor esfuerzo para cumplir cabalmente con sus obligaciones en tal caracter.

                                   PUNTO OCHO

      En relacion con este octavo punto del Orden del Dia, el Presidente de la Asamblea comento a los presentes la conveniencia de designar al senior Sergio Rene Aparicio Gonzalez como Director de Relaciones Industriales de la sociedad, quien para el desempeno de sus funciones habra de ser investido de poderes idoneos.

      Despues de comentar sobre la propruesta del Presidente, la Asamblea, por unanimidad de votos, adopto la siguiente.

                                   RESOLUCION

      "Con efectos a partir del 10. de septiembre de 1994 se designa al senor Sergio Rene Aparicio Gonzalez Director de Relaciones Industriales de DIRSAMEX, S.A. DE C.V., quien para el desempeno de sus funciones gozara del poder general de la sociedad para:

      a) Pleitos y cobranzas, con todas las facultades generales y las especiales que requieren clausula especial conforme a la ley, sin limitacion alguna, en los terminos del primer parrafo del articulo dos mil quinientos cincuenta y cuatro del Codigo Civil para el Distrito Federal y articulos correlativos en los Codigos Civiles de las entidades que integran la Federacion, estando por lo tanto facultado para desistirse aun del juicio de amparo; formular querellas y denuncias penales y otorgar perdon, cuando este proceda; transigir; compremeter en arbitros; absolver y articular posiciones; recusar jueces; recibir pagos y ejecutar todos los demas actos expresamente autorizados por la ley, entre los que se incluye representar a la sociedad ante toda clase de autoridades y tribunales, sean penales, civiles, adminstrativos o del trabajo;

      b) Administrar bienes, en los terminos del parrafo segundo del articulo dos mil quinientos cincuenta y cuatro del Codigo Civil para el Distrito Federal y articulos correlativos en los Codigos Civiles de las entidades que integran la Federacion; y

      c) La realizacion de actos que involucren las mas amplias facultades de administracion y direccion por lo que respecta a la planeacion, organizacion, mando y control del personal de DIRSAMEX, S.A. DE C.V. y, en consecuencia, por ministerio del articulo 11 de la Ley Federal del Trabajo, habra de tener el caracter de representante legal de DIRSAMEX, S.A. DE C.V. en sus relaciones con los trabajadores; asimismo se lo otorga, sin limitacion alguna, en su caracter de representante legal, el poder general de la sociedad para pleitos y cobranzas, con todas las facultades generales y aun las especiales que de acuerdo con la ley requieran poder o clausula especial, en los terminos del parrafo primero del articulo dos mil quinientos cincuenta y cuatro del Codigo Civil para el Distrito Federal y articulos correlativos en los Codigos Ciles de las entidades que integran la Federacion. De manera enunciativa y no limitativa se mencionan, entre otras, facultades para representar a DIRSAMEX, S.A. DE C.V.: i) ante toda clase de autoridades administrativas y judiciales, tanto de caracter municipal como estatal y federal, ante el Instituto del Fondo Nacional para la Vivienda de los Trabajadores, el Instituto Mexicano del Seguro Social, el Fondo Nacional para el Consumo de los Trabajadores y el Sistema de Ahorro para el Retiro, ii) ante las Juntas de Conciliacion y de Conciliacion y de Conciliacion y Arbitraje, tanto locales como federales, y ante las autoridades laborales a que se refiere el articulo quinientos veintitres de la Ley Federal del Trabajo, iii) en toda clase de precedimientos, incluyendo el del amparo, y iv) compareciendo y actuando, de acuerdo con lo dispuesto en los articulos once, seiscientos noventa y dos, fraccion II, ochocientos setenta y seis, setecientos ochenta y seis, setecientos ochenta y siete y demas aplicables de la Ley Federal del Trabajo, en la etapa conciliatoria, en la articulacion y absolucion de posiciones y en toda la secuela de los juicios laborales en que DIRSAMEX, S.A. DE C.V. sea parte o tercera interesada".

      Estando presente en la Asamblea el senor Sergio Rene Aparicio Gonzalez procedio a agradecer a la Asamblea su designacion como Director de Relaciones Industriales de - DIRSAMEX, S.A. DE C.V., manifestando que realizara su mejor esfuerzo para cumplir cabalmente con sus obligaciones en tal caracter.

                                   PUNTO NUEVE

      Respecto de este punto noveno del Orden del Dia, el Presidente de la Asamblea expuso a los presentes que se considera conveniente modificar integramente los actuales estatutos sociales de DIRSAMEX, S.A. DE C.V., a fin de que en ellos se incorporen las modificaciones que sufrio nuestra Ley General de Sociedades Mercantiles, mismas que entraron en vigor el 11 de junio de 1992, las que permiten mayor flexibilidad en la realizacion de actos corporativos de la empresa y se adecuan a la actual estructura de su capital social. Indico el Presidente que el proyecto de nuevos estatutos sociales de DIRSAMEX, S.A. DE C.V. se hizo llegar oportunamente a los accionistas de la sociedad para su analisis.

      Los presentes coincidieron en la conveniencia de modificar integramente los estatutos de la sociedad en los terminos del proyecto que recibieron con oportuna anticipacion los accionistas que representan, por lo que la Asamblea, por unanimidad de votos, adopto las siguientes.

                                  RESOLUCIONES

      "1. Con efectos a partir del lo. de noviembre de 1994 se modifican integramente los estatutos sociales de DIRSAMEX, S.A. DE C.V. en los terminos del proyecto que oportunamente y con anticipacion a la fecha de esta Asamblea fue entregado a los accionistas de la sociedad".

      "2. Al expediente de esta acta se bajo la LETRA "D", un ejemplar de los nuevos estatutos de DIRSAMEX, S.A. DE C.V. en vigor a partir del io. de noviembre de 1994, ejemplar que ha sido debidamente inicialado con fines de identificacion por el Presidente y el Secretario de esta Asamblea".

                                   PUNTO DIEZ

      En relacion con este punto decimo del Orden del Dia, el Presidente manifesto la necesidad de designar a la persona o personas que, en representacion de la sociedad, habran de comparecer ante Notario Publico para i) otorgar los poderes a que se contraen las resoluciones adoptadas respecto de los puntos VI y VII del Orden del Dia de esta Asamblea, ii) protocolizar ela acta que de esta Asamblea se levante, iii) inscribir el o los testimonios que contengan tal protocolizacion en el Registro Publico de Comercio del Distrito Federal, y, iv) adoptar cuanta medida o accion se requira a efecto de que las resoluciones adoptadas por esta Asamblea cobren pleno vigor y surtan todos sus efectos, proponiendo se designe para tal fin a la seniorita Elisa Iglesias Alvarez y a los senores Luis Alfonso Cervantes Muniz, Alejandro Sainz Orantes y Alejandro Nila Rosales, quienes podran actuar conjunta o separadamente, indistintamente.

      La Asamblea, por unanimidad de votos, adopto las siguientes.

                                  RESOLUCIONES

      "1. En los temrinos de lo dispuesto por el articulo 10 de la Ley General Sociedades Mercantiles se designan Delegados Especiales de DIRSAMEX, S.A. DE C.V. a quenes fungieron como Presidente y Secretario de la Asamblea, esto es, a los senores Alejandro Sainz Orantes y Luis Alfonso Cervantes Muniz, a efecto de que conjuntamente comparezcan ante el Notario Publico de su eleccion a otorgar, en representacion de DIRSAMEX, S.A. DE C.V., los poderes a que se contraen las resoluciones adoptadas respecto de los puntos VI. y VIII. del Orden del Dia de esta Asamblea General Ordinaria Anual y Extraordinaria de Accionistas, teniendose el texto de tales poderes por aqui reproducido como si se insertase a la letra".

      "2. Se designan Delegados Especiales de DIRSAMEX, S.A. DE C.V. a la senorita Elisa Iglesias Alvarez y a los senores Luis Alfonso Cervantes Muniz, Alejandro Sainz Orantes y Alejandro Nila Rosales, quienes podran actuar conjunta
o separadamente, indistintamente, a efecto de que comparezcan ante el Notario Publico de su eleccion a protocolizar el acta que de esta Asamblea se levante y a efecto de que inscriban el o los primeros testimonios correspondientes en el Registro Publico de Comercio de esta capital en el folio mercantil 145450". No habiendo otro asunto que tratar se suspendio la Asamblea por el tiempo necesario para la redaccion de la presente acte, la cual fue posteriormente leida, aprobada y firmadapor todos los que en ella intervinieron. Se hace constar que al momento de adoptarse todas y cada una de las resoluciones contenidas en esta acta estuvo representada y participo la totalidad del capital de la sociedad. Se agregan al expediente de esta acta: d) Bajo la LETRA "D", el texto de los estatutos sociales de DIRSAMEX, S.A. DE C.V. en vigor a partir del lo. de noviembre de 1994....

Se levanto la Asamblea a las 17:00 horas del 1o. de agosto de 1994. Una firma. Alejandro Sainz Orantes, en representacion de Grupo Jafra, S.A. de C.V. y de Plumibol, S.A. de C.V. - Presidente. Una firma. Luis Alfonso Cervantes Muniz. Secretario. Una firma. Alejandro Nilia Rosales, en representacion de Calzada Mariano Escobedo 151- 155, S.A. de C.V., de Braun de Mexico y Compania, de C.V. y Oral-B Laboratorios, S.A. de C.V. Una firma. Julio Pedro Cepeda Rebollo. Una firma. Sergio Rene Aparicio Gonzalez. Una firma. Fernando Holguin Maillard. Comisario.

      V. AUTORIZACION DEL INSTITUTO NACIONAL DE MIGRACION. Los comparecientes me exhiben el oficio numero doce mil doscientos siete, del expediente numero cinco diagonal doscientos catorce mil cuatrocientos noventa, de fecha primero de junio de mil novecientos noventa y cuatro, mismo que contiene la autorizacion del Institute Nacional de Migracion de la Secretaria de Gobernacion, para que el senor JULIO PEDRO CEPEDA REBOLLO, ocupe el cargo de Administrador Unico de "DIRSAMEX", SOCIEDAD ANONIMA DE CAPITAL VARIABLE. Fotocopia de dicho oficio, la agrego al apendice de esta escritura, en una foja util y con la letra "A".

      EXPUESTO LO ANTERIOR, LOS COMPARECIENTES FORMALIZAN LO QUE SE CONTIENE EN LAS SIGUIENTES:

                                    CLAUSULAS
                             PROTOCOLIZACION PARCIAL

      PRIMERA. A solicitud de los senores Licenciados LUIS ALFONSO CERVANTES

MUNIZ y ALEJANDRO SAINZ ORANTES, ambos en su caracter de Delegados Especiales de "DIRSAMEX", SOCIEDAD ANONIMA DE CAPITAL VARIABLE, y en cumplimiento del acuerdo respectivo, queda PROTOCOLIZADA en la presente en su parte transcrita el ACTA DE ASAMBLEA GENERAL ORDINARIA ANUAL Y EXTRAORDINARIA DE ACCIONISTAS de la expresada Sociedad, celebrada el primero de agost de mil novecientos noventa y cuatro, misma que he copiado en lo conducente en el antecedente cuarto de estet instrumento.

      SEGUNDA. En consecuencia, se tienen por formalizados los siguientes acuerdos:

      A). Con efectos al cuatro de julio de mil novecientos noventa y cuatro, por aceptada la renuncia de la senora LETICIA NAVARRO OCHOA, al cargo de Administradora Unica de la referida Sociedad.

      B). Con efectos a partir del cuatro de julio de mil novecientos noventa y cuatro, por designado al senor JULIO PEDRO CEPEDA REBOLLO, como Administrador Unico de "DIRSAMEX", SOCIEDAD ANONIMA DE CAPITAL VARIABLE, quien gozara de todas las facultades que la Ley concede a los de su clase y muy especialmente de las senaladas en los Estatutos Sociales.

      C). Por ratificada la designacion del senor LUIS ALFONSO CERVANTES MUNIZ, al cargo de Administrador Unico Suplente de la expresada Sociedad, quien gozara de las facultades senaladas en la escritura relacionada en el antecedenta segundo de la presente.

      D). Por ratificada la designacion de los senores FERNANDO HOLGUIN MAILLARD y EDUARDO RODRIGUEZ ISLAS, a los cargos de Comisarios Proprietario y Suplente, respectivemente, de "DIRSAMEX", SOCIEDAD ANONIMA DE CAPITAL VARIABLE.

      E). Con efectos a partir del cuatro de julio de mil novecientos noventa y cuatro, por designado al senor JULIO PEDRO CEPEDA REBOLLO, como Director General de "DIRSAMEX", SOCIEDAD ANONIMA DE CAPITAL VARIABLE. Dicha designacion, QUEDA SUJETA A LA CONDICION SUSPENSIVA de que el Instituto Nacional de Migracion otorgue la autorizacion respectiva.

      F). Con efectas a partir del primero de septiembre de mil novecientos noventa y cuatro, por designado al senor SERGIO RENE APARICIO GONZALEZ, como Director de Relaciones Industriales de "DIRSAMEX", SOCIEDAD ANONIMA DE CAPITAL VARIABLE.

      G). Con efectos a partir del primero de noviembre de mil novecientos noventa y cuatro, por modificados integramente los estatutos sociales de "DIRSAMEX", SOCIEDAD ANONIMA DE CAPITAL VARIABLE.

      H). Por designados como Delegados Especiales de "DIRSAMEX", SOCIEDAD ANONIMA DE CAPITAL VARIABLE, a los senores ALEJANDRO SAINZ ORANTES, LUIS ALFONSO CERVANTES MUNIZ, ALEJANDRO NILA ROSALES, y a la senorita ELISA IGLESIAS ALVAREZ, quienes tendran las facultades contenidas en el acta que ha quedado protocolizada parcialmente, mismas que se tienen aqui por reproducidas como si se insertasen a la letra.

                                 PROTOCOLIZACION

      TERCERA. A solicitud de los senores Licenciados LUIS ALFONSO CERVANTES MUNIZ y ALEJANDRO SAINZ ORANTES, ambos en su caracter de Delegados Especiales de "DIRSAMEX", SOCIEDAD ANONIMA DE CAPITAL VARIABLE, quedan PROTOCOLIZADOS en la presente, los nuevos Estatutos Sociales de la expresada Sociedad, mismos que agrego al apendice de esta escritra, en doce fojeas utilizadas unicamente por el anverso y con la letra "B".

                    OTORGAMIENTO DE PODERES GENERALES

      CUARTA. "DIRSAMEX", SOCIEDAD ANONIMA DE CAPITAL VARIABLE, representada como se has dicho por sus Delegados Especiales, en cumplimiento del acuerdo contenido en el acta que ha quedado protocolizado parcialmente por esta escritura, OTORGA al senor JULIO PEDRO CEPEDA REBOLLO, para el desempeno de su cargo de Director General de la expresada Sociedad, el PODER GENERAL de la Sociedad para:

      A). PLEITOS Y COBRANZAS, con todas las facultades generales y las especiales que requieren clausula especial conforme a la Ley, sin limitacion alguna, en los terminos del primer parrafo del articulo dos mil quinientos cincuenta y cuatro del Codigo Civil para el Distrito Federal y articulos correlativos en los Codigos Civiles de las Entidades que integran la Federacion, estando por lo tanto facultado para desistirse aun del juicio de amparo; formular querelles y denuncias penales y otorgar perdon, cuando este proceda; transigir; compremeter en arbitros; absolver y articular posiciones; recusar jueces; recibir pagos y ejecutar todos los demas actos expresamente autorizados por la Ley, entre los que se incluye representar a la Sociedad ante toda clase de Autoridades y Tribunales, sean Penales, Civiles, Administravos o del Trabajo.

      B). ADMINISTRAR BIENES, en los terminos del parrafo segundo del articulo dos mil quinientos cincuenta y cuatro del Codigo Civil para el Distrito Federal y articulos correlativos en los Codigos Civiles de las Entidades que integran la Federacion.

      C). LA REALIZACION DE ACTOS QUE INVOLUCREN LAS MAS AMPLIAS FACULTADES DE ADMINISTRACION Y DIRECCION por lo que respecta a la planeacion, organizacion, mando y control del personal de "DIRSAMEX", SOCIEDAD ANONIMA DE CAPITAL VARIABLE y, en consecuencia, por ministerio del articulo once de la Ley Federal del Trabajo, habra de tener el caracter de representante legal de "DIRSAMEX", SOCIEDAD ANONIMA DE CAPITAL VARIABLE, en sus relaciones con los trabajadores; asimismo se le otorga, sin limitacion alguna, en su caracter de representante legal, el poder general de la Sociedad para pleitos y cobranzas, con todas las facultades generales y aun las especiales que de acuerdo con la Ley requieran poder o clausula especial, en los terminos del parrafo primero del articulo dos mil quinientos cincuienta y cuatro del Codigo Civil para el Distrito Federal y articulos correlativos en los Codigos Civiles de las Entidades que integran la Federacion. De manera enunciativa y no limitativa se mencionan entre otras, facultades para representar a "DIRSAMEX", SOCIEDAD ANONIMA DE CAPITAL VARIABLE: 1) ante toda clase de Autoridades Administratives y Judiciales, tanto de caracter Municipal como Estatal y Federal, ante el Instituto del Fondo Nacional para la Vivienda de los Trabajadores, el Instituto Mexicano del Seguro Social, el Fondo Nacional para el Consumo de los Trabajadores y el Sistema de Ahorro para el Retiro, ii) ante las Juntas de Conciliacion y de Conciliacion y Arbitraje, tanto Locales como Federales, y ante las Autoridades Laborales a que se refiere el articulo quinientos veintitres de la Ley Federal del Trabajo, iii) en toda clase de preocedimientos, incluyendo el del amparo, y iv) compareciendo y actuando, de acuerdo con lo dispuesto en los articulos once, seiscientos noventa y dos, fraccion dos (romano), ochocientos setenta y seis, setecientos ochenta y seis, setecientos ochenta y siete y demas aplicables de la Ley Federal del Trabajo, en la etapa conciliatoria, en la articulacion y absolucion de posiciones y en toda la secuela de los juicios laborales en que "DIRSAMEX", SOCIEDAD ANONIMA DE CAPITAL VARIABLE, sea parte o tercera interesada;

      D). SUSCRIBIR Y ENDOSAR TITULOS DE CREDITO en nombre y representacion de la Sociedad, en terminos del articulo noveno de la Ley General de Titulos y Operaciones de Credito, asi como abrir, operar y cerrar cuentas de la Sociedad con Instituciones Bancarias e Instituciones Bursatiles, tanto del pais como del extranjero, en moneda nacional y en extranjera, designando a personas autorizadas para operar dichas cuentas y girar contra las mismas;

      E). OTORGAR Y REVOCAR PODERES en terminos de los parrafos A), B), y C) que anteceden, con o sin facultades de substitucion, y revocar poderes otorgados por la Sociedad.

      QUINTA. "DIRSAMEX", SOCIEDAD ANONIMA DE CAPITAL VARIABLE, representada como se ha dicho por sus Delegados Especiales, en cumplimiento del acuerdo contenido en el acta que ha quedado protocolizada parcialmente en esta escritura, OTORGA al senor SERGIO RENE APARICIO GONZALEZ, para el desempeno de su cargo de Director de Relaciones Industriales de la expresada Sociedad, el PODER GENERAL de la Sociedad para:

      A). PLEITOS Y COBRANZAS, con todas las facultades generales y las especiales que requieren clausula especial conforme a la Ley, sin limitacion alguna, en los terminos del primer parrafo del articulo dos mil quinientos cincuenta y cuatro del Codigo Civil para el Distrito Federal y articulos correlativos en los Codigos Civiles de las Entidades que integran la Federacion, estando por lo tanto facultado para desistirse aun del juicio de amparo; formular querellas y denuncias penales y otorgar perdon, cuando este proceda; transigir; comprometer en arbitros; absolver y articular posiciones; recusar jueces; recibir pagos y ejecutar todos los demas actos expresamente autorizados por la Ley, entre los que se incluye representar a la Sociedad ante toda clase de Autoridades y Tribunales, sean Penales, Civiles, Administrativos o del Trabajo;

      B). ADMINISTRAR BIENES, en los terminos del parrafo segunda del articulo dos mil quinientos cincuenta y cuatro del Codigo Civil para el Distrito Federal y articulos correlativos en los Codigos Civiles de las Entidades que integran la Federacion.

      C). LA REALIZACION DE ACTOS QUE INVOLUCREN LAS MAS AMPLIAS FACULTADES DE ADMINISTRACION Y DIRECCION por lo que respecta a la planeacion, organizacion, mando y control del personal de "DIRSAMEX", SOCIEDAD ANONIMA DE CAPITAL VARIABLE y, en consecuencia, por ministerio del articulo once de la Ley Federal del Trabajo, habra de tener el caracter de representante legal de "DIRSAMEX", SOCIEDAD ANONIMA DE CAPITAL VARIABLE, en sus relaciones con los trabajadores; asimismo se le otorga, sin limitacion alguna, en su caracter de representante legal, el poder general de la Sociedad para pleitos y cobranzas, con todas las facultades generales y aun las especiales que de acuerdo con la Ley requieran poder o clausula especial, en los terminos del parrafo primero del articulo dos mil quinientos cincuenta y cuatro del Codigo Civil para el Distrito Federal y articulos correlativos en los Codigos Civiles de las Entidades que integran la Federacion. De manera enunciativa y no limitativa se mencionan entre otras, facultades para representar a "DIRSAMEX", SOCIEDAD ANONIMA DE CAPITAL VARIABLE:
i) ante toda clase de Autoridades Administrativas y Judiciales, tanto de caracter Municipal como Estatal y Federal, ante el Instituto del Fondo Nacional para la Vivienda de los Trabajadores, el Instituto Mexicano


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

del Seguro Social, el Fondo Nacional para el Consumo de los Trabajadores y el Sistema de Ahorro para el Retiro, ii) ante las Juntas de Conciliacion y de Conciliacion y Arbitraje, tanto Locales como Federales, y ante las Autoridades Laborales a que se refiere el articulo quinientos veintitres de la Ley Ferdal del Trabajo, iii) en toda clase de procedimientos, incluyendo el del amparo, y
iv) comparaciendo y actuando, de acuerdo con lo dispuesto en las articulos once, seiscientos noventa y dos, fraccion dos (romano), ochocientos setenta y seis, setecientos ochenta y seis, setecientos ochenta y siete y demans aplicables de la Ley Federal del Trabajo, en la etapa conciliatoria, en la articulacion y absolucion de posiciones y en toda la secuela de los juicios laborales en que "DIRSAMEX", SOCIEDAD ANONIMA DE CAPITAL VARIABLE, see parte o tercera interesada.

                                CLAUSULAS COMUNES

      SEXTA. Los senores Licenciados LUIS ALFONSO CERVANTES MUNIZ y ALEJANDRO SAINZ ORANTES, en su citado caracter de Delegados Especiales de "DIRSAMEX", SOCIEDAD ANONIMA DE CAPITAL VARIABLE, liberan al suscrito Notario de la obligacion de inscribir el primer testimonio de esta escritura, en el Registro Publico de la Propriedad y de Comercio del Distrito Federal, siendo por cuenta de "DIRSAMEX", SOCIEDAD ANONIMA DE CAPITAL VARIABLE, todos los gastos, derechos y honorarios que dicho tramite origine.

      SEPTIMA. Los gastos y honorarios que la presente origine, seran por cuenta de


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

"DIRSAMEX", SOCIEDAD ANONIMA DE CAPITAL VARIABLE.

                         MANIFESTACIONES Y PERSONALIDAD

      Manifiestan los senores Licenciados LUIS ALFONSO CERVANTES MUNIZ y ALEJANDRO SAINZ ORANTES, bajo protesta de decir verdad y advertidos previamente de las penas en que incurren quienes declaran con falsedad ante Notario, que:

      A). Los funcionarios designados de la referida Sociedad, han aceptado sus respectivos cargos y caucionado debidamente el manejo de los mismos.

      B). Las firmas que aparacen al final del acta protocolizada parcialmente, corresponden a las personas que se les atribuyen.

      C). LA PERSONIDAD que ostentan no les ha sido revocada ni en forma alguna limitada, y acreditan la misma asi como la legal constitucion de su representada, con los documentos relacionados en los antecedentes de la presente.

      POR SUS GENERALES, los comparecientes declaran ser mexicanos por nacimiento; el senor LUIS ALFONSO CERVANTES MUNIZ, originario del Distrito Federal, nacio el dieciseis de noviembre de mil novecientos cincuenta y cinco, casado, Licenciado en Derecho, con domicilio en Campos Eliseos numero trescientos cuarenta y cinco, tercer piso, colonia Chapultepec Polanco, Delegacion Miguel Hidalgo, quien es de mi personal conocimiento; y el senor ALEJANDRO SAINZ ORANTES, originario del Distrito Federal, nacio el doce de abril de mil novecientos setenta, soltero, Licenciado en

Derecho, con el mismo domicilio que el anterior, se identifica con su licencia para conducier tipo "A" marcada con el numeoro "NVA" un millon ciento setenta y tres mil trescientos setenta y seis, expedida el veinticuatro de febrero de mil novecientos noventa y tres, por el modulo quince de la entonces Secretaria General de Proteccion y Vialidad del Departamento del Distrito Federal.

      FINALMENTE CERTIFICO QUE: la presente ha sido redactada por mi el Notario; lo relacionado e inserto concuerda con sus originales a que me remito; los comparecientes a quienes explique ampliamente el valor y las consecuencias legales de esta escritura, me son conocidos y tienen capacidad legal; la misma les fue leida y conformes con ella la firman el dia de su fecha en que desde luego AUTORIZO. - DOY FE.

LUIS ALFONSO CERVANTES MUNIZ. Firma. ALEJANDRO SAINZ ORANTES. Firma. CARLOS ANTONIO REA FIELD. Firma. El sello de autorizar.

                              NOTAS COMPLEMENTARIAS

      NOTA PRIMERA. Mexico, Distrito Federal a veintiocho de abril de mil novecientos noventa y cinco. Con esta fecha agrego al apendice en dos fojas utiles y con la letra "C", el aviso que di al Registro Nacional de Inversiones Extranjeras, conforme al articulo treinta y cuatro de la Ley de Inversion Extranjera. DOY FE. CARLOS ANTONIO REA FIELD. Rubrica.

      INSERCION DEL ARTICULO DOS MIL QUINIENTOS CINCUENTA Y CUATRO

DEL CODIGO CIVIL PARA EL DISTRITO FEDERAL.

      ART. 2554. En todos los poderes generales para pleitos y cobranzas, bastara que se diga que se otorga con todas las facultades generales y las especiales que requieran clausula especial conforme a la Ley, para que se entiendan conferidos sin limitacion alguna.

      En los poderes generales para administrar bienes, bastara expresar que se dan con ese caracter para que el apoderado tenga toda clase de facultades admnistrativeas.

      En los poderes generales, para ejercer actos de dominio bastara que se den con ese caracter para que el apoderado tenga todas las facultades de dueno, tanto en lo relativo a los bienes, como para hacer toda clase de gestiones, a fin de defendarios.

      Cuando se quisieren limitar, en los tres casos antes mencionados, las facultades de los apoderados, se consignaran las limitaciones, o los poderes seran especiales.

      Los Notarios insertaran este articulo en los testimonios (ES CONTINUACION DE LA FOJA NUMERO DIECISEIS, DE LA ESCRITURA NUMERO TRES MIL CUATROCIENTOS CUARENTA Y CUATRO). de los poderes que otorguen".

ES PRIMER TESTIMONIO, QUE SE SACA DE SU ORIGINAL Y EXPIDO PARA "DIRSAMEX", SOCIEDAD ANONIMA DE CAPITAL VARIABLE, A SU SOLICITUD. VA EN DIECISIETE FOJAS UTILES, DEBIDAMENTE COTEJADAS Y CORREGIDAS. DOY FE. MEXICO, DISTRITO FEDERAL A VEINTIOCHO DE

ABRIL DE MIL NOVECIENTOS NOVENTA Y CINCO.

                             DEL APENDICE LETRA "B"

                             DIRSAMEX, S.A. DE C.V.

                                    ESTATUTOS

                      NOMBRE, DOMICILIO, OBJETO Y DURACION

      ARTICULO I. La denominacion de la sociedad es "DIRSAMEX" y debera ir siempre seguida de las palabras "sociedad anonima de capital variable", o de su abreviatura "S.A. de C.V.".

      ARTICULO II. El domicilio de la sociedad es el Distrito Federal, Mexico; sin embargo, podra establecer agencias o sucursales en cualquier otra parte de la Republica Mexicana o del extranjero y someterse a domicilios convencionales.

      ARTICULO III. La sociedad tendra por objeto:

      1) La prestacion de todo tipo de servicios, particularmente servicios administrativos, a personas fisicas y a personas morales, en Mexico y en el extranjero, y recibir tales servicios;

      2) La prestacion de todo tipo de servicos tecnicos, administrativos y de


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

supervision a negociaciones comerciales e industriales en Mexico y en el extranjero, y recibir tales servicios:

      3) La prestacion a cualesquiera entidades y sociedades de todo tipo de servicios que se requieran para el logro de sus objetos sociales, tales como servicios administrativos, financieros, legales, de mercadeo y de tesoreria, incluyendo la preparacion de reportes y estados financieros, presupuestos, programas y manuales de operacion, asi como la evaluacion de resultados operacionales, evaluacion de productividad y posibilidades de financiamiento, incluyendo analisis de disponibilidad de capital;

      4) Establecer, arrendar, subarrendar, operar y poseer en cualquier forma permitida por la ley, oficinas, fabricas, talleres, bodegas, plantas, almacenes, tiendas y demas establecimientos necesarios para la realizacion del objeto social, asi como adquirir y enajenar toda clase de negociaciones industriales y comerciales, incluyendo acciones, participaciones e instrumentos por ellas emitidos;

      5) Solicitar, obtener, registrar, comprar, utilizar, ceder o en cualquier otra forma disponer y adquirir marcas, nombres comerciales, derechos de autor, patentes, invenciones y procesos;

      6) Establecer sucursales, subsidiarias, agencias y oficinas de representacion en Mexico y en el extranjero;

      7) Representar y actuar como agente, en la Republica Mexicana y en el extranjero, de empresas industriales y comerciales, sean nacionales o extranjeras;

      8) Adquirir, poseer, arrendar, subarrendar, comprar, vender y negociar en cualquier otra forma permitida por la ley con bienes inmuebles, incluyendo la adquisicion, establecimiento y operacion de laboratorios de investigacion;

      9) Proporcionar toda clase de servicios tecnicos, adminsitrativos de asesoria y de supervision a empresas industriales y comerciales, tanto en Mexico como en el extranjero, y recibir dichos servicios;

      10) Proporcionar y recibir servicios de maquila y de fabricacion o procesamiento de materiales a y de toda clase de entidades y negocios industriales y comerciales;

      11) Dar y tomar dinero en prestamo con o sin garantias de cualquier tipo, emitir bonos, obligaciones y demas titulos de credito, con la supervision e intervencion de las instituciones que en cada caso se requiera de acuerdo con la ley; y

      12) En general, realizar toda clase de actos y celebrar toda clase de contratos, sean civiles o mercantiles, permitidos por la ley.

      ARTICULO IV. La sociedad tendra duracion de noventa y nueve anos contados a partir de la fecha de su constitucion.

      ARTICULO V. El capital social es variable. El capital fijo sin derecho a retiro es de N$10,000.00 M.N. (diez mil nuevos pesos 00/100, moneda nacional), representado por 10,000 (diez mil) acciones ordinarias, nominativas, Serie "A", con valor nominal de


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

N$1.00 M.N. (un nuevo peso 00/100, moneda nacional) cada una.

      Corresponderan a la Serie "A" aquellas acciones representativas de la parte fija del capital social.

      Corresponderan a la Serie "B" aquellas acciones representativas de la parte variable del capital social.

      En todo caso, la participacion de la inversion extranjera en el capital de la sociedad habra de sujetarse a las disposiciones aplicables de la Ley de Inversion Extranjera y su Reglamento.

      Los certificados provisionales y los titulos definitivos representativos de las acciones deberan cumplir con los requisitos establecidos en el articulo ciento veinticinco de la Ley General de Sociedades Mercantiles; podran amparar una o mas acciones y estaran firmados por dos miembros del Consejo de Administracion o por el Administrador Unico, segun sea el caso.

      ARTIULO VI. Cada aumento o reduccion del capital social fijo sera decretado por Asamblea General Extraordinaria de Accionistas. Cada aumento o reduccion del capital social en la parte variable sera decretado por Asamblea General Ordinaria de Accionistas.

      En los terminos del articulo ciento treinta y dos de la Ley General De Sociedades Mercantiles, en el caso de aumento de capital los accionistas tendran derecho preferente para suscribir las acciones representativas del aumento en proporcion al


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

numero de acciones de que sean titulares.

      Las resoluciones de las Asambleas Generales de Accionistas en las que se acuerde aumento de capital seran publicadas en el Diario Oficial de la Federacion. Ademas, las mencionadas resoluciones se notificaran a los accionistas por medio de cartas que se enviaran por correo certificado con anterioridad a la fecha de su publicacion, a las direcciones que aparezcan inscritas en el Libro de Registro de Acciones de la sociedad. En caso de que existan accionistas domiciliados en el extranjero, dichas cartas se enviaran por correo aereo certificado.

      Los accionistas deberan ejercer su derecho preferente antes mencionado dentro de los quince dias de calendario siguientes a la fecha de publicacion de la resolucion. Sin embargo, si la totalidad del capital social estuviere representado en alguna Asamblea que decretase incremento de capital, el periodo de quince dias de calendario se computara a partir de la fecha de la Asamblea correspondiente y los accionistas se daran por notificados de la resolucion desde la fecha de la Asamblea, por lo que la publicacion y notificacion de la resolucion de incremeneto de capital no seran necesarias,

      ARTICULO VII. La sociedad podra adquirir las acciones representatives de su propio capital social para su amortizacion con utilidades repartibles mediante resolucion al efecto de la Asamblea General Extraordinaria de Accionistas, sin disminucion del capital social. La designacion de las acciones que hayan de ser amortizadas se hara por sorteo, en los terminos y condiciones que disponga la Asamblea General Extraordinaria


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

de Accionistas o, por delegacion especifica de esta, el Consejo de Administracion, sujetandose al monto maximo de utilidades repartibles que habra de ser fijado por la propia Asamblea. Los titulos de las acciones amortizadas quedaran extinguidos.

                      ADMINISTRACION DE LA SOCIEDAD

      ARTICULO VIII. La administracion de la sociedad estara confiada a un Administrador Unico o a un Consejo de Administracion formado por el numero de miembros que determine la Asamblea de Accionistas. Si la Asamblea lo considera pertinente, podra designar un Administrador Unico Suplente o a Consejeros Suplentes, segun sea el caso. Los Consejeros y sus Suplentes podran ser o no accionistas; desempenaran sus cargos hasta que las personas designadas para substituirlos tomen posesion de los mismos; podran ser reelectos y recibiran las remuneraciones que determine la Asamblea de Accionistas.

      ARTICULO IX. En el evento de que la sociedad sea administrada por un Consejo de Administracion, cualquier acconista o grupo de accionistas que represente cuando menos el veinticinco por ciento del capital social tendra el derecho de designar a un miembro del Consejo y a su Suplente, si hubiere Suplentes. En caso de que ningun accionista o grupo de accionistas ejerza el derecho de las minorias establecido en este articulo, todos los miembros del Consejo de Administracion seran designados por mayoria de votos.

      ARTICULO X. El Consejo de Administracion o el Administrador Unico, en su caso, sera el representante legal de la sociedad y tendra las siguientes facultades y obligaciones:

      1. Ejercitar el poder para pleitos y cobranzas, con todas las facultades generales y las especiales que requieran de clausula especial de acuerdo con la ley, sin limitacion alguna, de conformidad con lo dispuesto por el primer parrafo del articulo dos mil quinientos cincuenta y cuatro del Codigo Civil para el Distrito Federal y articulos correlativos en los Codigos Civiles de las entidades federativas de los Estados Unidos Mexicanos, estando por lo tanto facultado para desistirse de procedimientos, aun del juicio de amparo; formular querellas y denuncias penales y desistirse de ellas; coadyuvar con el Ministerio Publico y otorgar perdon; transigir; someterse a arbitraje; formular y absolver posiciones; recusar jueces; recibir pagos y ejecutar todos los demas actos expresamente autorizados por la ley, entre los que se incluye representar a la sociedad ante autoridades y tribunales penales, civiles, administrativos y del trabajo; 2. Administrar bienes de acuerdo con lo dispuesto por el segundo parrafo del articulo dos mil quinientos cincuenta y cuatro del Codigo Civil para el Distrito Federal y articulos correlativos en los Codigos Civiles de las entidades federativas de los Estados Unidos Mexicanos; 3. Ejecutar actos de dominio de acuerdo con lo previsto en el tercer parrafo del articulo dos mil quinientos cincuenta y cuatro del Codigo Civil para el Distrito Federal y articulos correlativos en los Codigos Civiles de las entidades federativas de los

Estados Unidos Mexicanos; 4. Suscribir titulos de credito de conformidad con el articulo noveno de la Ley General de Titulos y Operaciones de Credito; 5. Abrir, operar y cerrar cuentas bancarias a nombre de la sociedad, en el pais y en el extranjero, en moneda nacional y en moneda extranjera, y designar a las personas que puedan girar contra las mismas; 6. Nombrar y remover al director general y demas directores, gerentes, funcionarios y empleados de la sociedad y determinar sus condiciones de trabajo, remuneraciones y facultades; 7. Formular reglamentos interiores de trabajo; 8. Convocar Asambleas de Accionistas y ejecutar sus resoluciones; 9. Llevar a cabo todos los actos autorizados por estos estatutos o que sean consecuencia de los mismos; y 10. Conferir poderes generales y especiales en los terminos de los parrafos uno, dos, tres, cuatro y cinco anteriores, con o sin facultades de substitucion, asi como revocar los poderes que hubieren sido otorgados por la sociedad.

      ARTICULO XI. Cuando la sociedad sea administrada por organo colegiado el Presidente y el Secretario del Consejo de Administracion seran designados por la Asamblea de Accionistas o por el Consejo de Administracion, y tendran las facultades que se les otorguen al ser designados. El Secretario podra ser o no miembro del Consejo.

      ARTICULO XII. Para que las sesiones del Consejo de Administracion sean validas se requerira, en todo caso, la asistencia de la mayoria de sus miembros
o de sus respectivos suplentes. El Consejo de Administracion adoptara sus resoluciones por majoria de votos de los miembros presentes en cada Sesion.

      Conforme a lo previsto en el articulo 143 de la Ley General de Sociedades Mercantiles, los miembros del Consejo de Administracion podran adoptar validamente resoluciones sin estar reunidos en formal Sesion, siempre que tales resoluciones se confirmen por escrito por todos los miembros del Consejo de Administracion. En todo caso sera responsabilidad de quien desempene el cargo de Secretario del Consejo de Administracion de cerciorarse de la autenticidad de tales escritos, de su formalizacion y de su conservacion.

      ARTICULO XIII. El Presidente no tendra voto de calidad en caso de empate. Si el Presidente o el Secretario no asisten a la Sesion, el cargo respectivo, para efectos de la Sesion, sera ocupado por el Consejero designado por mayoria de votos de los miembros presentes. Las actas de Sesiones del Consejo seran transcritas en un libro especialmente autorizado y seran firmadas por quienes actuen como Presidente y Secretario de cada Sesion, asi como por cualquier Consejero que asistiere y deseare hacerlo.

      ARTICULO XIV. Para garantizar el desempeno de sus cargos el Administrador Unico o, en su caso, los Consejeros y sus respectivos Suplentes, al tomar posesion, depositaran con la sociedad la cantidad de N$100.00 M.N. (cien nuevos pesos 00/100, moneda nacional) cada uno, o, a su eleccion, exhibiran poliza de fianza otorgada por compania autorizada por igual suma. Los Consejeros o el Administrador Unico, segun sea el caso, no podran retirar las garantias otorgadas hasta que su gestion haya sido aprobada por Asamblea de Accionistas. Los directores y demas funcionarios de la sociedad otorgaran las garantias que determine la Asamblea de Accionistas o el Consejo de Administracion que los designe.

                            VIGILANCIA DE LA SOCIEDAD

      ARTICULO XV. La vigilancia de la sociedad estara encomendada a uno o dos Comisarios, segun lo determine la Asamblea de Accionistas. Si la Asamblea lo considerare pertinente designara uno o dos Comisarios Suplentes.

      ARTICULO XVI. Los Comisarios no necesitan ser accionistas de la sociedad; podran ser reelectos y desempenaran su cargo hasta que las personas designadas para suplirlos tomen posesion de los mismos.

      ARTICULO XVII. Los Comisarios tendran las facultades y las obligaciones establecidas en el articulo ciento sesenta y seis de la Ley General de Sociedades Mercantiles.

      ARTICULO XVIII. Los Comisarios otorgaran las garantias senaladas en el articulo XIV de estos estatutos para los Consejeros, y solo podran retirarlas cuando su gestion haya sido aprobada por Asamblea de Accionistas.

                            ASAMBLEAS DE ACCIONISTAS

      ARTICULO XIX. Las Assambleas de Accionistas se celebraran en el domicilio de la sociedad. Seran Extraordinarias las Asambleas convocadas para tratar cualquiera


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

de los asuntos incluidos en el articulo ciento ochenta y dos de la Ley General de Sociedades Mercantiles. Todas las demas Assambleas seran Ordinarias.

      ARTICULO XX. Las convocatorias para Asambleas de Accionistas deberan ser expedidas por el Administrador Unico o por el Presidente o el Secretario del Consejo de Administracion, segun sea el caso, o, en la medida en que lo permita la ley, por el Comisario o Comisarios. Sin embargo, los accionistas que representen cuando menos el treinta y tres por ciento del capital social podran solicitar por escrito, en cualquier tiempo, que el Administrador Unico o el Consejo de Administracion, segun sea el caso, o los Comisarios, convoquen la Asamblea de Accionistas para tratar los asuntos especificados en su solicitud. Cualquier accionista titular de una o mas acciones tendra el mismo derecho en cualquiera de los casos senalados en el articulo ciento ochenta y cinco de la Ley General de Sociedades Mercantiles. Si el Administrador Unico o el Presidente
o el Secretario del Consejo de Administracion, segun sea el caso, o los Comisarios, no expidieren la convocatoria dentro de los quince dias siguientes a la fecha de la solicitud, un Juez de lo Civil o de Distrito del domicilio de la sociedad hara la convocatoria a peticion de cualquier accionista interesado, debiendo exhibir sus acciones para tal efecto, de conformidad con lo previsto por la Ley.

      ARTICULO XXI. Las convocatorias para Asambleas se publicaran en el Diario Oficial de la Federacion con por lo menos quince dias de anticipacion a la fecha fijada para la Asamblea. Ademas, las convocatorias se notificaran por carta a los accionistas,


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

que se enviaran por correo certificado, con anterioridad a la fecha de publicacion de la convocatoria a las direcciones que aparezcan en el Libro de Registro de Acciones de la sociedad. Tratandose de accionistas domiciliados en el extranjero, dichas cartas se enviaran por correo aereo certificado. Las convocatorias contendran el Orden del Dia y estaran firmadas por quien las expida.

      ARTICULO XXII. Las Asambleas podran celebrarse sin previa publicacion de convocatoria si el capital social esta representado en su totalidad y participa al momento de la votacion.

      ARTICULO XXIII. Solo los accionistas que aparezcan inscritos en el Libro de Registro de Acciones de la sociedad como titulares de una o mas acciones seran admitidos en Asambleas.

      ARTICULO XXIV. Los accionistas podran ser representados en Asambleas por la persona o personas que designen mediante carta poder firmada ante dos testigos, o por cualquier otra forma de mandato conferido de acuerdo con la ley.

      ARTICULO XXV. Las actas de Asambleas se transcribiran a un libro especialmente autorizado y deberan ser firmadas por las personas que hayan fungido como Presidente y Secretario de la Asamblea, asi como por los Comisarios presentes y por los accionistas o representantes de accionistas que desearan firmar.

      ARTICULO XXVI. Las Asambleas seran presididas por el Administrador Unico o por el Presidente del Consejo de Administracion, segun sea el caso. Sin


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embargo, en caso de que quien desempene alguno de los cargos mencionados estuviere ausente, la Asamblea en cuestion sera presidida por la persona que se designe por resolucion de la propia Asamblea. El Secretario del Consejo de Administracion actuara como Secretario de las Asambleas de Accionistas; sin embargo, en su ausencia, actuara como tal la persona designada por resolucion de la Asamblea.

      ARTICULO XXVII. Las Asambleas Ordinarias se celebraran cuando menos una vez al ano dentro de los cuatro meses siguientes al cierre de cada ejercicio social. Ademas de los asuntos especificados en el Orden del Dia, la Asamblea Ordinaria Anual debera discutir, aprobar o modificar el informe del Consejo de Administracion que incluya los informes y estados financieros a que se refiere el enunciado general del articulo ciento setenta y dos de las Ley General de Sociedades Mercantiles, tomando en cuenta el informe del Comisario o Comisarios, y adoptar las medidas que juzgue oportunas; designar al Administrador Unico o a los miembros del Consejo de Administracion, segun sea el caso, y al Comisario o Comisarios, asi como determinar las remuneraciones al Administrador Unico o a los miembros del Consejo de Administracion y a los Comisarios.

      ARTICULO XXVIII. Para que sean validas las Asambleas Ordinarias de Accionistas celebradas en virtud de primera o ulterior convocatoria deberan reunir la presencia de, por lo menos, el cincuenta por ciento de las acciones representativas del capital social.


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      ARTICULO XXIX. Para que sean validas las Asambleas Extraordinarias de
Accionistas celebradas en virtud de primera convocatoria, deberan reunir, por lo menos, la presencia del sesenta y cinco por ciento de las acciones representativas del capital social. En caso de segunda o ulterior convocatoria, la Asamblea se considerara legalmente instalada si estuviere presente, cuando menos, el cincuenta por ciento de las acciones representativas del capital social.

      ARTICULO XXX. Tratandose de Asambleas Ordinarias, las resoluciones en ellas adoptadas seran validas cuando se emita voto favorable por la mayoria de las acciones presentes, siempre y cuando hubiere existido quorum de presencia en los terminos del articulo XXVIII de los estatutos sociales.

      En el caso de Asambleas Extraordinarias, sus resoluciones seran validas cuando sean adoptadas por el voto favorable de las acciones que representen, cuando menos, el cincuenta por ciento de las acciones que integren el capital social.

      ARTICULO XXXI. Conforme a lo dispuesto en el articulo 178 de la Ley General de Sociedades Mercantiles, podran validamente los accionistas adoptar resoluciones sin la celebracion de Asamblea, siempre y cuando tales resoluciones consten por escrito firmado por todos los accionistas titulares de la totalidad de las acciones con derecho a voto representativas del capital de la sociedad. En todo caso sera responsabilidad de quien desempene el cargo de Secretario del Consejo de Administracion cerciorarse de la autenticidad de tales escritos, de su formalizacion y de


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

su conservacion.

                             INFORMACION FINANCIERA

      ARTICULO XXXII. Dentro de los cuatro meses siguientes al cierre de cada ejercicio social, el Administrador Unico o el Consejo de Administracion, en su caso, formulara los siguientes estados financieros, los que deberan contener toda la informacion que sea necesaria para reflejar el estado que guarda la situacion financiera y operativa de la sociedad, en terminos del enunciado general del articulo ciento setenta y dos de la Ley General de Sociedades
Mercantiles:

      a) Estado de situacion financiera a la fecha de cierre del ejercicio social;

      b) Estado que muestre debidamente explicados y clasificados los resultados de la sociedad durante el ejercicio;

      c) Estado que muestre los cambios en la situacion financiera ocurridos durante el ejercicio social;

      d) Estado que muestre los cambios en los cambios en las partidas que integran el capital contable ocurridos durante el ejercicio social; y

      e) Las notas complementarias o aclaratorias a los estados financieros anteriores.

      ARTICULO XXXIII. Los estados financieros, junto con los documentos justificativos, deberan ser entregados al Comisario o Comisarios con un mes de anticipacion, cuando menos, a la fecha fijada para la Asamblea General Anual Ordinaria de Accionistas que sea convocada para resolver sobre los mismos.


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      ARTICULO XXXIV. Dentro de los quince dias siguientes a la fecha en que les hayan sido entregados los estados financieros, los Comisarios deberan entregar al Administrador Unico o al Consejo de Administracion, segun sea el caso, un informe para los accionistas respecto de la veracidad, suficiencia y rezonabilidad de la informacion que les haya sido presentada por el Consejo de Administracion o por el Administrador Unico.

      Dichos documentos quedaran en poder del Administrador Unico o del Consejo de Administracion, segun sea el caso, a disposicion de los accionistas, para su revision, por lo menos durante los quince dias anteriores a la fecha senalada para la Asamblea General Ordinaria Anual de Accionistas.

      Los estados financieros, una vez aprobados, deberan mandarse publicar y depositar en la forma y terminos previstos en el articulo ciento setenta y siete de la Ley General de Sociedades Mercantiles.

      ARTICULO XXXV. Las utilidades netas de cada ejercicio social seran distribuidas de la siguiente manera:

      1) En cinco por ciento para constituir y, si fuese necesario, para reconstituir, el fondo de reserva legal, hasta que sea igual a, cuando menos, el veinte por ciento del capital social;

      2) El saldo de las utilidades netas se aplicara segun lo determine la Asamblea General Ordinaria de Accionistas.


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

      ARTICULO XXXVI. Las perdidas, si las hubiere, seran reportadas primeramente por los fondos de reserva y, si estos fueren insuficientes, por el capital social pagado, en el entendido de que la responsabilidad de los accionistas en relacion a las obligaciones de la sociedad estara limitada al pago del valor nominal de sus respectivas acciones.

                            DISOLUCION Y LIQUIDACION

      ARTICULO XXXVII. La sociedad se disolvera en cualquiera de los supuestos establecidos en la ley. Una vez disuelta la sociedad se pondra en liquidacion. La liquidacion se encomendara a uno o mas liquidadores designados por Asamblea Extraordinaria de Accionistas. Si la Asamblea no hiciere la designacion correspondiente la hara un Juez de lo Civil o de Distrito del domicilio de la sociedad a solicitud de cualqueir accionista.

      ARTICULO XXXVIII. En ausencia de instrucciones expresas en contrario dadas a los liquidadores por la Asamblea, la liquidacion se llevara a cabo de acuerdo con las siguientes bases generales:

      1) Conclusion de los negocios pendientes de la manera menos perjudicial para los acreedores y para los accionistas;

      2) Cobro de cuentas por cobrar y pago de deudas;

      3) Venta de todos los activos de la sociedad;

      4) Preparacion del balance final de liquidacion;


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      5) Distribucion del remanente, si lo hubiere, entre los accionistas, en proporcion a su participacion en el capital social.

                             DISPOSICIONES GENERALES

      ARTICULO XXXIX. Los socios fundadores, como tales, no se reservan participacion alguna.

      ARTICULO XL. Todo extranjero que en el acto de la constitucion o en cualquier tiempo ulterior adquiera un interes o participacion social en la sociedad se considerara por ese solo hecho como mexicano respecto de uno y otra, y se entendera que conviene en no invocar la proteccion de su gobierno, bajo la pena, en caso de faltar a su convenio, de perder dicho interes o participacion en beneficio de la Nacion Mexicana.


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                       LIBRO NUMERO CIENTO CUARENTA Y DOS
        ESCRITURA NUMERO (4,471) CUATRO MIL CUATROCIENTOS SETENTA Y UNO.

      EN MEXICO, DISTRITO FEDERAL, a los tres dias del mes de octubre de mil novecientos noventa y seis, yo, el Licenciado CARLOS ANTONIO REA FIELD, titular de la Notaria ciento ochenta y siete del Distrito Federal, hago constar que ante mi comparecen: el senor Licenciado LUIS ALFONSO CERVANTES MUNIZ y la senorita Licenciada ELISA IGLESIAS ALVAREZ, en su caracter de Delegados Especiales de "DIRSAMEX", SOCIEDAD ANONIMA DE CAPITAL VARIABLE, y exponen que formalizan la PROTOCOLIZACION PARCIAL DEL ACTA DE LA ASAMBLEA GENERAL ORDINARIA ANUAL Y EXTRAORDINARIA, celebrada por los accionistas de la expresada Sociedad, el treinta y uno de mayo de mil novecientos noventa y seis, que se contiene en los antecedentes y clausulas siguientes:

                                  ANTECEDENTES

      II.ESCRITURA CONSTITUTIVA. Por escritura numero veintinueve mil seiscientos nueve, de fecha dos de enero de mil novecientos noventa y uno, otorgada ante el Licenciado Roberto Nunez y Bandera, titular de la Notaria uno del Distrito Federal, inscrito su primer testimonio en el Registro Publico de la Propiedad y de Comercio de esta ciudad, el veinticinco de junio de mil novecientos noventa y uno, en el folio mercantil numero ciento cuarenta y cinco mil cuatrocientos cincuenta, instrumento por el

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que previo permiso consedido por la Secretaria de Relaciones Exteriores marcado con el numero cero nueve millones sesenta y tres mil setecientos setenta y siete, en el expediente numero nueve mil nueve millones sesenta y seis mil setecientos treinta y siete, se constituyo "DIRSAMEX", SOCIEDAD ANONIMA DE CAPITAL VARIABLE, con domicilio en el Distrito Federal, una duracion de NOVENTA Y NUEVE ANOS, capital social de DIEZ MILLONES DE PESOS, Moneda Nacional, equivalentes actualmente a DIEZ MIL PESOS, Moneda Nacional, con clausula de admision de extranjeros y el objeto social que consta en el instrumento que aqui se relaciona.

      III. PROTOCOLIZACION DE LOS NUEVOS ESTATUTOS SOCIALES - Por escritura numero tres mil cuatrocientos cuarenta y cuatro, de fecha veintioch de abril de mil novecientos noventa y cinco, otorgada ante el suscrito Notario, inscrito su primer testimonio en el Registro Publico de la Propiedad y de Comercio de esta ciudad, el veintidos de septiembre de mil novecientos noventa y cinco, en el folio mercantil numero ciento cuarenta y cinco mil cuatrocientos cincuenta, se hizo constar la Protocolizacion Parcial de un acta de Asamblea General Ordinaria Anual y Extraordinaria, celebrada por los accionistas de "DIRSAMEX", SOCIEDAD ANONIMA DE CAPITAL VARIABLE, el primero de agosto de mil novecientos noventa y cuatro, por la que se formalizaron entre otros acuerdos el de modificar integramente los estatutos sociales de la Sociedad, protocolizandose en el mismo instrumento los nuevos estatutos sociales. De la relacionada escritura, copio en lo conducente lo siguiente:


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      ". . . . . . ANTECEDENTES . . . . . . IV. - ACTA QUE SE PROTOCOLIZA
PARCIALMENTE. - Los comparecientes me exhiben el libro de actas de Asambleas de Accionistas de "DIRSAMEX", SOCIEDAD ANONIMA DE CAPITAL VARIABLE, libro en el que de fojas treinta y cinco a cincuenta y cuatro, inclusive, aparece asentada un acta de la Asamblea General Ordinaria Anual y Extraordinaria de la expresada Sociedad, celebrada con fech primero de agosto de mil novecientos noventa y cuatro, que en lo conducente dice:-"En el Distrito Federal, Mexico, a las 16:00 horas del lo de agosto de 1994, se reunieron en el domicilio social de DIRSAMEX, S.A. DE C.V., los senores . . . para celebrar ASAMBLEA GENERAL ORDINARIA ANUAL Y EXTRAORDINARIA DE ACCIONISTAS de DIRSAMEX, S.A. DE C.V., a la que fueron previa
y oportunamente convocados. Estuvieron tambien presentes los senores . . . . . .
Julio Pedro Cepeda Rebollo . . . . . . quienes fueron invitados al evento - Por designacion unanime de los presentes fungio como Presidente de la Asamblea el senor Alejandro Sainz Orantes. Asimismo se designo como Secretario al senor Luis Alfonso Cervantes Muniz. - El Presidente designo escrutador al senor Alejandro Nila Rosales quien, despues de aceptar su cargo, reviso los instrumentos conteniendo los mandatos de los representantes de los accionistas y el Libro de Registro de Acciones de la sociedad y certifico, en union del Comisario, que se encontraba representada en la Asamblea la totalidad de las acciones de la sociedad actualmente en circulacion, distribuidas en la siguiente forma: . . . .
 . . ACCIONES SERIE "A" "B". - VOTOS. - . . . . . .


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TOTAL: 9,997. - 3.- 10,000. - En virtud de encontrarse debidamente representada en la Asamblea la totalidad de las acciones emitidas por la sociedad actualmente en circulacion, el Presidente declaro la misma legalmente instalada, no obstante no haberse publicado la convocatoria respectiva, con fundamento en el articulo 188 de la Ley General de Sociedades Mercantiles. - La Asamblea, por unanimidad de votos, aprobo la declaratoria anterior y procedio a desahogar los asuntos contenidos en el siguiente. - ORDEN DEL DIA . . . . IX. - Modificacion total a los estatutos que rigen a la sociedad para adecuarlos a las reformas a la Ley General de Sociedades Mercantiles en vigor a partir del 11 de junio de 1992. X. Designacion de delegados para formalizar las resoluciones adoptadas por la
Asamblea . . . . . RESOLUCIONES . . . . . . PUNTO NUEVE . . . . . Los presentes coincidieron en la conveniencia de modificar integramente los estatutos de la sociedad en los terminos del proyecto que recibieron con oportuna anticipacion los accionistas que representan, por lo que la Asamblea, por unanimidad de votos, adopto las siguientes. - RESOLUCIONES. - "1. Con efectos a partir de 10 de noviembre de 1994 se modifican integramente los estatudos sociales de DIRSAMEX, S.A. DE C.V. en los terminos del proyecto que oportunamente y con anticipacion a la fecha de esta Asamblea fue entregado a los accionistas de la sociedad". - "2. Al expediente de esta acta se agrega bajo la LETRA "D", un ejemplar de los nuevos estatutos de DIRSAMEX, S.A. DE C.V. en vigor a partir del
10. de noviembre de 1994, ejemplar que ha sido debidamente inicialado con fines de indentificacion por el


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Presidente y el Secretario de esta Asamblea." PUNTO DIEZ . . . . . . La
Asamblea, por unanimidad de votos, adopto las siguentes. RESOLUCIONES . . . . .
2. Se designan Delegados Especiales de DIRSAMEX, S.A. DE C.V. a la senorita Elisa Iglesias Alvarez y a los senores Luis Alfonso Cervantes Muniz, Alejandro Sainz Orantes y Alejandro Nila Rosales, quienes podran actuar conjunta o separadamente, indistintamente, a efecto de que comparezcan ante el Notario Publico de su eleccion a protocolizar el acta que de esta Asamblea se levante y a efecto de que inscriban el o los primeros testimonios correspondientes en el Registro Publico de Comercio de esta capital en el folio mercantil 145450". - No habiendo otro asunto que tratar se suspendio la Asamblea por el tiempo necesario para la redaccion de la presente acta, la cual fue posteriormente leida, aprobada y firmada por todos los que - en ella intervinieron. Se hace constar que al momento de adoptarse todas y cada una de las resoluciones contenidas en esta acta estuvo representada y participo la totalidad del capital de la sociedad. Se agregan al expediente de esta acta: . . . . d) Bajo la LETRA "D", el texto de los estatutos sociales de DIRSAMEX, S.A. DE C.V. en vigor a partir del 10. de noviembre de 1994 . . . . Se levanto la Asamblea a las 17:00 horas del 1o. de agosto de 1994. Una firma. Alejandro Sainz Orantes . . . Presidente. Una firma. Luis Alfonso Cervantes Muniz. Secretario. Una firma. Alejandro Nila
Rosales . . . Una firma. Fernando Holguin Maillard. Comisario . . . . EXPUESTO
LO ANTERIOR, LOS COMPARECIENTES FORMALIZAN LO QUE SE CONTIENE EN LAS SIGUIENTES:
- CLAUSULAS


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

PROTOCOLIZACION PARCIAL - PRIMERA. A solicitud de los senores Licenciados LUIS ALFONSO CERVANTES MUNIZ y ALEJANDRO SAINZ ORANTES, en su caracter de Delegados Especiales de "DIRSAMEX", SOCIEDAD ANONIMA DE CAPITAL VARIABLE, y en cumplimiento del acuerdo respectivo, queda PROTOCOLIZADA en la presente en su parte transcrita el ACTA DE LA ASAMBLEA GENERAL ORDINARIA ANUAL Y EXTRAORDINARIA DE ACCIONISTAS de la expresada Sociedad, celebrada el primero de agosto de mil novecientos noventa y cuatro, misma que he copiado en lo conducente en el antecedente cuarto de este instrumento. SEGUNDA. En consecuencia, se tienen por formalizados los siguientes acuerdos: . . . . G). Con efectos a partir del primero de noviembre de mil novecientos noventa y cuatro, por modificados integramente los Estatutos Sociales de "DIRSAMEX", SOCIEDAD ANONIMA DE CAPITAL VARIABLE. H). Por designados como Delegados Especiales de "DIRSAMEX", SOCIEDAD ANONIMA DE CAPITAL VARIABLE, a los senores ALEJANDRO SAINZ ORANTES, LUIS ALFONSO CERVANTES MUNIZ, ALEJANDRO NILA ROSALES, y a la senorita ELISA IGLESIAS ALVAREZ, quienes tendran las facultades contenidas en el acta que ha quedado protocolizada parcialmente, mismas que se tienen aqui por reproducidas como si se insertasen a la letra. PROTOCOLIZACION. TERCERA. A solicitud de los senores Lidenciados LUIS ALFONSO CERVANTES MUNIZ y ALEJANDRO SAINZ ORANTES, en su caracter de Delegados Especiales de "DIRSAMEX", SOCIEDAD


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

ANONIMA DE CAPITAL VARIABLE, quedan PROTOCOLIZADOS en la presente, los nuevos Estatutos Sociales de la expresada Socieda, mismos que agrego al apendice de esta escritura, en doce fojas utilizadas unicamente por el anverso y con la letra "B" . . . . . . DEL APENDICE. LETRA "B". DIRSAMEX, S.A. DE C.V. -
ESTATUTOS. NOMBRE, DOMICILIO, OBJETO Y DURACION. - ARTICULO I. La denominacion de la sociedad es "DIRSAMEX" y debera ir siempre seguida de las palabras "sociedad anonima de capital variable", o de su abreviatrura "S.A. DE C.V.". ARTICULO II. El domicilio de la sociedad es el Distrito Federal, Mexico; sin embargo, podra establecer agencias o sucursales en cualquier otra parte de la Republica Mexicana o del extranjero y someterse a domicilios convencionales. ARTICULO III. La sociedad tendra por objeto: 1) La prestacion de todo tipo de servicios, particularmente servicios administrativos, a personas fisicas y a personas morales, en Mexico y en el extranjero, y en el extranjero, y recibir tales servicios; 2) La prestacion de todo tipo de servicios tecnicos, administrativos y de supervision a negociaciones comerciales e industriales en Mexico y en el extranjero y recibir tales servicios; 3) La prestacion a cualesquiera entidades y sociedades de todo tipo de servicios que se requieran para el logro de sus objetos sociales, tales como servicios administrativos, financieros, legales, de mercadeo y de tesoreria, incluyendo la preparacion de reportes y estados financieros, presupuestos, programas y manuales de operacion, asi como la evaluacion de resultados operacionales, evaluacion de productividad y posibilidades de financiamiento, incluyendo analisis de


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disponibilidad de capital; - 4) Establecer, arrendar, subarrendar, operar y poseer en cualquier forma permitida por la ley, oficinas, fabricas, talleres, bodegas, plantas, almacenes, tiendas y demas establecimientos necesarios para la realizacion del objeto social, asi como adquirir y enajenar toda clase de negociaciones industriales y comerciales, incluyendo acciones, participaciones e instrumentos por ellas emitidos; 5) Solicitar, obtener, registrar, comprar, utilizar, ceder o en cualquier otra forma disponer y adquirir marcas, nombres comerciales, derechos de autor, patentes, invenciones y procesos; 6) Establecer sucursales, subsidiarias, agencias y oficinas de representacion en Mexico y en el extranjero; 7) Representar y actuar como agente, en el Republica Mexicana y en el extranjero, de empresas industriales y comerciales, sean nacionales o extranjeras; 8) Adquirir, poseer, arrendar, subarrendar, comprar, vender y negociar en cualquier otra forma permitida por la ley con bienes inmuebles, incluyendo la adquisicion, establecimiento y operacion de laboratorios de investigation; - 9) Proporcionar toda classe de servicios tecnicos, administrativos de assesoria y de supervision a empresas industriales y comerciales, tanto en Mexico como en el extranjero, y recibir dichos servicios;
10) Proporcionar y recibir servicios de maguila y de fabricacion o procesamiento de materiales a y de toda clase de entidades y negocios industriales y comerciales; 11) Dar y tomar dinero en prestamo con o sin garantias de cualquier tipo, emitir bonos, obligaciones y demas titulos de credito, con la supervision e intervencion de las instituciones que en cada caso se requiera de acuerdo con la ley; y-


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12) En general, realizar toda clase de actos y celebrar toda clase de contratos, sean civiles o mercantiles, permitidos por la ley. ARTICULO IV. La sociedad tendra duracion de noventa y nueve anos contados a partir de la fecha de su constitucion. ARTICULO V. El capital social es variable. El capital fijo sin derecho a retiro es de N$10,000.00 M.N. (diez mil nuevos pesos 00/100, moneda nacional), representado por 10,000 (diez mil) acciones ordinarias, nominativas, Serie "A", con valor nominal de N$1.00 M.N. (un nuevo peso 00/100, moneda nacional) cada una. Corresponderan a la Serie "A" aquellas acciones representativas de la parte fija del capital social. Corresponderan a la Serie "B" aquellas acciones representativas de la parte variable del capital social.
En todo caso, la participacion de la inversion extranjera en el capital de la sociedad habra de sujetarse a las disposiciones aplicables de la Ley de
Inversion Extranjera y su Reglamento . . . . ASAMBLEAS DE ACCIONISTAS. ARTICULO
XIX. Las Asambleas de Accionistas se celebraran en el domicilio de la sodiedad. Seran Extraordinarias las Asambleas convocadas para tratar cualquiera de los asuntos incluidos en el articulo ciento ochenta y dos de la Ley General de Sociedades Mercantiles. Todas las demas Asambleas seran Ordinarias. ARTICULO XX. Las convocatorias para Asambleas de Accionistas deberan ser expedidas por el Administrador Unico o por el Presidente o el Secretario del Consejo de Administracion, segun sea el caso, o, en la medida en que lo permita la ley, por el Comisario o Comisarios. Sin embargo, los accionistas que representen cuando menos el treinta y tres por ciento del capital social podran solicitar por escrito, en cualquier


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tiempo, que el Administrador Unico o el Consejo de Administracion, segun sea el caso, o los Comisarios, convoquen a Asamblea de Accionistas para tratar los asuntos especificados en su solicitud. Cualquier accionista titular de una o mas acciones tendra el mismo derecho en cualquiera de los casos senalados en el articulo ciento ochenta y cinco de la Ley General de Sociedades Mercntiles . . .
 . . . ARTICULO XXII. Las Asambleas podran celebrarse sin previa publicacion de convocatoria si el capital social esta representado en su totalidad y participa al momento de la votacion. ARTICULO XXIII. Solo los accionistas que aparezcan inscritos en el Libro de Registro de Acciones de la sociedad como titulares de una o mas acciones seran admitidos en Asambleas. ARTICULO XXIV. Los accionistas podran ser representados en Asambleas por la persona o personas que designen mediante carta poder firmada ante dos testigos, o por cualquier otra forma de mandato conferido de acuerdo con la ley. ARTICULO XXV. Las actas de Asambleas se transcribiran a un libro especialmente autorizado y deberan ser firmadas por las personas que hayan fungido como Presidente y Secretario de la Asamblea, asi como por los Comisarios presentes y por los accionistas o representantes de accionistas que desearen firmar. ARTICULO XXVI. Las Asambleas seran presididas por el Administrador Unico o por el Presidente del Consejo de Administracion,
segun sea el caso . . . . ARTICULO XXVII. Las Asambleas Ordinarias se celebraran cuando menos una vez al ano dentro de los cuatro meses siguientes al cierre de cada ejercicio social. Ademas de los asuntos especificados en el Orden del Dia, la Asamblea Ordinaria


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

Anual debera discutir, aprobar o modificar el informe del Consejo de Administracion que incluya los informes y estados financieros a que se refiere el enunciado general del articulo ciento setenta y dos de la Ley General de Sociedades Mercantiles, tomando en cuenta el informe del Comisario o Comisarios, y adoptar las medidas que juzgue oportunas, designar al Administrador Unico o a lost miembros del Consejo de Administracion, segun sea el caso, y al Comisario o Comisarios, asi como determinar las remuneraciones al Administrador Unico o a los miembros del Consejo de Administracion y a los Comisarios. ARTICULO XXVIII. Para que sean validas las Asambleas Ordinarias de Accionistas celebradas en virtud de primera o ulterior convocatoria deberan reunir la presencia de, por lo menos, el cincuenta por ciento de las acciones representativas del capital social. ARTICULO XXIX. Para que sean validas las Asambleas Extraordinarias de Accionistas celebradas en virtud de primera convocatoria, deberan reunir, por lo menos, la presencia del sesenta y cinco por ciento de las acciones representativas del capital social . . . . ARTICULO XXX. Tratandose de Asambleas
Ordinarias, las resoluciones en ellas adoptadas seran validas cuando se emite voto favorable por la mayoria de las acciones presentes, siempre y cuando hubiere existido quorum de presencia en los terminos del articulo XXVIII de los estatutos sociales. En el caso de Asambleas Extraordinarias, sus resoluciones seran validas cuando sean adoptadas por el voto favorable de las acciones que representen, cuando menos, el cincuenta por ciento de las acciones que integren el capital social . . . . DISPOSICIONES


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

GENERALES . . . . ARTICULO XL. Todo extranjero que en el acto de la constitucion
o en cualquier tiempo ulterior adquiera un interes o participacion social en la sociedad se considerara por ese solo hecho como mexicano respecto de uno y otra, y se entendera que conviene en no invocar la proteccion de su gobierno, bajo la pena, en caso de faltar a su convenio, de perder dicho interes o participacion en beneficio de las Nacion Mexicana . . . ."

      III. ACTA QUE SE PROTOCOLIZA. Los comparecientes me exhiben el libro de actas de Asambleas de Accionistas de "DIRSAMEX", SOCIEDAD ANONIMA DE CAPITAL VARIABLE, en el que de fojas cinquenta y cinco a ochenta y dos, inclusive, aparecen un acta de Asamblea General Ordinaria Anual y Extraordinaria de Accionistas, de fecha treinta y uno de mayo de mil novecientos noventa y seis, que en lo conducente dice:

      "En el Distrito Federal, Mexico, a las 11:00 del 31 de mayo de 1996, se reunieron en el domicilio social de DIRSAMEX, S.A. DE C.V. las senoritas Elisa Iglesias Alvarez, en representacion de Grupo Jafra, S.A. DE C.V. y de Plumibol, S.A. de C.V. y Araceli Lugo Vega, en representacion de Gillette Manufactura, S.A. de C.V. y de Braun de Mexico y Cia., de C.V., y el senor Ramiro Rangel Sanchez, en representacion de Oral-B Laboratorios, S.A. de C.V., con objeto de celebrar la ASAMBLEA GENERAL ORDINARIA ANUAL Y EXTRAORDINARIA DE ACCIONISTAS de DIRSAMEX, S.A. DE C.V., a la que fueron previa y oportunamente convodados.


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

Estuvieron presentes los senores Luis Alfonso Cervantes Muniz, Administrador Unico Suplente de la sociedad, y Fernando Holguin Maillard, Comisario de la misma. Asistieron tambien a la Asamblea, en calidad de invitados, los senores Alfredo Munda Tabusso, Michael Anthony DiGregorio DiMaio, Sergio Rene Aparicio Gonzalez, Alberto Mena Adame, Rodolfo Lopez Cerdan, Samuel Parra Huerto y Alfonso Galvan Jimenez de la Cuesta y la senorita Maria Dolores Sanchez Cano Gascon y senora Martha Cecilia Echeverri. Presidio la Asamblea el Administrador Unico Suplente de la sociedad, senor Luis Alfonso Cervantes Muniz, con fundamento en el articulo vigesimo sexto de los estatutos sociales de la sociedad. Por designacion unanime de los presentes fungio como Secretario de la Asamblea la senorita Elisa Iglesias Alvarez. El Presidente designo escrutadores a la senorita Araceli Lugo Vega y al senor Ramiro Rangel Sanchez quienes, despues de aceptar sys cargos y de revisar los instrumentos conteniendo los mandatos de los representantes de los accionistas y el Libro de Registro de Acciones que la sociedad lleva en terminos de lo dispuesto por el articulo 128 de la Ley General de Sociedades Mercantiles, certificaron, en union del Comisario, que se encontraba representada en la Asamblea la totalidad de las acciones de la sociedad actualmente en circulacion, distribuidas en la siguientes forma:


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

ACCIONISTAS                          ACCIONES SERIE                      VOTOS
                                  "A"               "B"

Grupo Jafra, S.A. de C.V.,
representada - por la senorita
Elisa Iglesias Alvarez            9,996           __________             9,996

Plumibol, S.A. de C.V.,
representada - por la senorita
Elisa Iglesias Alvarez                1           __________                 1

Gillette Manufactura, S.A. de
C.V., representada - por la
senorita Araceli Lugo Vega.           1           __________                 1

Braun de Mexico y Cia, de
C.V., representada  por la
senorita Araceli Lugo Vega.           1           __________                 1

Oral-B Laboratorios, S.A. de
C.V., representada  por el
senor Ramiro Rangel
Sanchez.                              1           __________                 1

                    TOTAL:       10,000           __________            10,000

      En virtud de encontrarse representada en la Asamblea la totalidad de las acciones emitidas por la sociedad actualmente en circulacion, el Presidente declaro la misma legalmente - instalada, no obstante no haberse publicado la convocatoria respectiva, con fundamento en los articulos 188 de la Ley General de Sociedades Mercantiles y vigesimo segundo de los estatutos sociales de la empresa. La Asamblea, por unanimidad de votos, aprobo la declaratoria anterior y procedio a desahogar los asuntos contenidos en el siguiente. ORDEN DEL DIA . . .
 . XII. Modificacion del articulo III. de los estatutos sociales de la sociedad.
XIII. Designacion de Delegados


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

para formalizar las resoluciones adoptadas por la Asamblea . . . . PUNTO DOCE.
En relacion con este decimo segundo punto del Orden del Dia, el Presidente manifesto a la Asamblea la conveniencia de modificar el articulo III. de los estatutos sociales de la empresa en los terminos del proyecto de texto de dicho articulo que circulo previamente entre los presentes, a efecto de ampliar el objeto social de la sociedad, al cual dio lectura. Despues de comentar el texto propuesto y las razones que hacen conveniente la modificacion estatutaria planteada, los representantes de los accionistas presentes, por unanimidad de votos, adoptaron la siguiente. - RESOLUCION. "Con efectos a partir de la fecha de esta Asamblea se amplia el objeto social y se modifica el articulo III. de los estatutos sociales de DIRSAMEX, S.A. DE C.V., para quedar redactado en los siguientes terminos: "ARTICULO III. La sociedad tendra por objeto: 1. Proporcionar toda clase de servicios tecnicos, administrativos, de asesoria y de supervision a empresas industriales, comerciales y de servicios, tanto en Mexico, como en el extranjero, y reciber dichos servicios. 2. La presentacion de todo tipo de servicios, en especial servicios de manufactura o fabricacion de cosmeticos, articulos de belleza para el cuidado y la higiene personal, articulos de tocador ornamentos y articulos de joyeria a todo tipo de personas fisicas o morales, comerciantes o no. 3. Adquirir, vender, establecer, arrendar, subarrendar, usar, operar y poseer en cualquier forma permitida por la Ley, fabricas, talleres, plantas, almacenes, oficinas, tiendas y demas establecimientos necesarios para la realizacion del objeto social, asi como adquirir toda clase de negociaciones industriales,


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

comerciales y de servicios, incluyendo acciones, participaciones e instrumentos por ellas emitodos. 4. Importar, exportar, comprar, vender, distribuir, industrializar y, en general, negociar con toda clase de materias primas, productos terminados o semi terminados, mercaderias en general y efectos de comercio. 5. Importar, exportar, comprar, vender y negociar en cualquier otra forma con toda clase de maquinaria, herramientas, equipo y partes y refacciones de los mismos. 6. Solicitar, obtener, registrar, comprar, utilizar, ceder o en cualquier otra forma disponer o adquirir deprechos de propiedad industrial como invenciones modelos de utilidad, disenos industriales, patentes, marcas, denominaciones de origen, secretos industriales, avisos y nombres comerciales asi como derechos de propiedad intelectual como los derechos de autor. 7. Establecer sucursales subsidiarias, agencias y oficinas de representacion en Mexico y en el Extranjero. 8. Representar o actuar como contratista, subcontratista, comisionista, agente o representante, en la Republica Mexicana y en el Extranjero de empresas industriales, comerciales, y de servicios, sean nacionales o extranjeras, y designar contratistas, subcontratistas, comisionistas, agentes o representantes. 9. Adquirir, poseer, arrendar, subarrendar, comprar, vender y negociar en cualquier otra forma permitida por la Ley con bienes inmuebles, incluyendo la adquisicion establecimiento y operacion de laboratorios de investigacion. 10. Proporcionar y recibir servicios de maquila y de fabricacion o procesamiento de materiales a y de toda clase de entidades y negocios industriales, comerciales y de servicios. 11. Dar y tomar dinero en prestamo con o sin


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

garantias de cualquier tipo, emitir, suscribir, aceptar, garantizar y negociar con bonos, obligaciones y demas titulos de credito, con la intervencion de las instituciones que en cada caso se requiera de acuerdo co la Ley. 12. Garantizar obligaciones de terceros. 13. En general, realizar toda clase de actos y celebrar toda clase de contratos, sean civiles o mercantiles, permitidos por la Ley.". - PUNTO TRECE. En desahogo del decimo tercer punto del Orden del Dia el Presidente manifesto la necesidad de designar a la persona o personas que, en reprentacion de la sociedad, abran de comparecer conjunta o separadamente, indistintamente, ante Notario o Corredor Publico para i) otorgar los poderes a que se contraen las resoluciones adoptadas respecto de los puntos IX. y X. del Orden del Dia de esta Asamblea, ii) protocolizar total o parcialmente el acta que de esta Asamblea se levante, iii) inscribir el o los testimonios que contengan tales poderes y protocolizaciones en el Registro Publico de la Propiedad y de Comercio del Distrito Federal, y, iv) adoptar cuanta medida o accion se requiera a efecto de que las resoluciones adoptadas por esta Asamblea cobfren pleno vigor y surtan todos sus efectos, proponiendo se designe para tal fin a las senoritas Elisa Iglesias Alvarex y Araceli Lugo Vega, y a los senores Alberto Mena Adame, Luis Alfonso Cervantes Muniz y Ramiro Rangel Sanchez. - Despues de comentar lo expuesto por el Presidente de la Asamblea, por unanimidad de votos de los representantes de los accionistas presentes adopto las siguientes. - RESOLUCIONES. - "1. En los terminos de lo dispuesto por el articulo 10 de la Ley General de Sociedades Mercantiles se designan Delegado Especiales de

DIRSAMEX, S.A. DE C.V. a quienes fungieron como Presidente y Secretario de la Asamblea, esto es, al senor Luis Alfonso Cervantes Muniz y a la senorita Elisa Iglesias Alvarez, a efecto de que conjunctamente comparezcan ante el Notario Publico de su eleccion a otorgar, en representacion de DIRSAMEX, S.A. DE C.V., los poderes a que se contraen la resoluciones adoptadas respecto de los puntos
IX. y X. del Orden del Dia de esta Asamblea General Ordinaria Anual y Extraordinaria de Accionistas, tendiendose el texto de tales poderes aqui por reproducido como si se insertase a letra." "2. Se designan delegados de la sociedad a las senoritas Elisa Iglesias Alvares y Araceli Lugo Vega, y a los senores Alberto Mena Adame, Luis Alfonso Cervantes Muniz y Ramiro Rangel
Sanchez, para que conjunta o separadamente, indistintamente cualquiera de ellos comparezca ante el Notario Publico de su eleccion, a protocolizar total o parcialmente el acta que de esta Asamblea se levante, asi como para que otorgue todos los documentos que fueren necesarios o convenientes para dar cumplimiento y formalizar las resoluciones adoptadas por esta Asamblea, y para que realice cuantos actos se requieran para que tales resoluciones cobren plena vigencia y surtan todos sus efectos." - A continuacion la senorita Elisa Iglesias Alvarez en su caracter de Secretario de la Asamblea hizo constar que durante el desarrollo de la misma y al momento de adoptarse todas y cada una de las resoluciones contenidas en esta Acta, estuvieron debidamente representadas y participacion la totalidad de las acciones en que se divide el capital social de DIRSAMEX, S.A. DE C.V., actualmente en circulacion. Se anexan al expediente del acta de esta Asamblea General Ordinaria Anual y Extraordinaria de Accionistas, bajo la LETRA "C", las cartas poder con las que los representantes de los accionistas acreditaron su representacion. A continuacion se suspendio la Asamblea por el tiempo necesario para la redaccion de esta acta, la cual fue posteriormente leida y aprobada por todos los presentes, y firmada por el Presidente y la Secretario de la Asamblea y el Comisario de la sociedad. Se levanto la Asamblea a las 12:00 del 31 de mayo de 1996. Luis Alfonso Cervantes Muniz. Presidente. firma. Elisa Iglesias Alvarez, en representacion de Grupo Jafra, S.A. de C.V. y de Plumibol, S.A. de C.V. - Secretario. -- firma. Araceli Lugo Vega, en representacion de Gillette Manufactura, S.A. de C.V. y de Braun de Mexico y Cia. de C.V. firma. Ramiro Rangel Sanchez, en representacion de Oral-B Laboratories, S.A. de C.V. firma. Fernando Holquin Maillard. Comisario firma. .
 . "EXPUESTO LO ANTERIOR, LOS COMPARECIENTES FORMALIZAN LO QUE SE CONTIENE EN LAS
SIGUIENTES:

                                C L A U S U L A S
                                 PROTOCOLIZACION

      PRIMERA. A solucitud del senor Licenciado LUIS ALFONSO CERVANTES MUNIZ y de la senorita Licenciada ELISA IGLESIAS ALVAREZ, en su caracter de Delegados Especiales de "DIRSAMEX", SOCIEDAD ANONIMA DE CAPITAL VARIABLE, y en cumplimiento del acuerdo respectivo, queda PROTOCOLIZADA en la presente, en su parte transcrita, el ACTA DE LA ASAMBLEA GENERAL.

ORDINARIA ANUAL Y EXTRAORDINARIA, celebrada por los accionistas de la expresada sociedad, el dia treinta y uno de mayo de mil novecientos noventa y seis, que aparece relacionada en el antecedente tercero de este instrumento.

      SEGUNDA. En consecuencia, se tienen por formalizados los siguientes acuerdos:

      A). Por ampliado el objeto social de "DIRSAMEX", SOCIEDAD ANONIMA DE CAPITAL VARIABLE, y con efectos a partir del treinta y uno de mayo de mil novecientos noventa y seis, modificandose al efecto el articulo tercero de los Estatutos Sociales, para quedar redactado en los siguientes terminos:

      "ARTICULO III. La sociedad tendra por objeto:

      1. Proporcionar toda clase de servicios tecnicos, administrativos, de asesoria y de supervision a empresas industriales, comerciales y de servicios, tanto en Mexico, como en el extranjero, y recibir dichos servicios.

      2. La prestacion de todo tipo de servicios, en especial servicios de manufactura o fabricacion de cosmeticos, articulos de belleza para el cuidado y la higiene personal, articulos de tocador ornamentos y articulos de joyeria a todo tipo de personas fisicas o morales, comerciantes o no.

      3. Adquirir, vender, establecer, arrendar, subarrendar, usar, operar y poseer en cualquier forma permitida por la Ley, fabricas, talleres, plantas, almacenes, oficinas, tiendas y demas establecimientos necesarios para la realizacion del objeto social, asi como adquirir toda clase de negociaciones industriales, comerciales y de servios, incluyendo acciones, participaciones e instrumentos por ellas emitidos.

      4. Importar, exportar, comprar, vender, distribuir, industrializar y, en general, negociar con toda clase de materias primas, productos terminados o semi terminados, mercaderias en general y efectos de comercio.

      5. Importar, exportar, comprar, vender y negociar en cualquier otra forma con toda clase de maquinaria, herramientas, equipo y partes y refacciones de los mismos.

      6. Solicitar, obtener, registrar, comprar, utilizar, ceder o en cualquier otra forma disponer o adquirir derechos de propiedad industrial como invenciones modelos de utilidad, disenos industriales, patentes, marcas, denominaciones de origen, secretos industriales, avisos y nombres comerciales asi como derechos de propiedad intelectual como los derechos de autor.

      7. Establecer sucursales subsidiarias, agencias y oficinas de representacion en Mexico y en el Extranjero.

      8. Representar o actuar como contratista, subcontratista, comisionista, agente o representante, en la Republica Mexicana y en el Extranjero de empresas industriales, comerciales, y de servicios, sean nacionales o extranjeras, y designar contratistas, subcontratistas, comisionistas, agentes o representantes.

      9. Adquirir, poseer, arrendar, subarrendar, comprar, vender y negociar en cualquier otra forma permitida por la Ley con bienes inmuebles, incluyendo la adquisicion establecimiento y operacion de laboratorios de investigacion.

      10. Proporcionar y recibir servicios de maquila y de fabricacion o procesamiento de materiales a y de toda clase de entidades y negocios industriales, comerciales y de servicios.

      11. Dar y tomar dinero en prestamo con o sin garantias de cualquier tipo, emitir, suscribir, aceptar, garantizar y negociar con bonos, obligaciones y demas titulos de credito, con la intervencion de las instituciones que en cada caso se requiera de acuerdo con la Ley.

      12. Garantizar obligaciones de terceros.

      13. En general, realizar toda clase de actos y celebrar toda clase de contratos, sean civiles o mercantiles, permitidos por la Ley."

      B) Por designados como Delegados Especiales de "DIRSAMEX", SOCIEDAD ANONIMA DE CAPITAL VARIABLE, al senor Licenciado LUIS ALFONSO CERVANTES MUNIZ y a la senorita Licenciada ELISA IGLESIAS ALVAREZ, quienes gozaran de todas las facultades contenidas en el acta que ha quedado Protocolizada Parcialmente, mismas que se tienen aqui por reporducidas como si se insertasen a la letra:

      TERCERA. El senor Licenciado LUIS ALFONSO CERVANTES MUNIZ y la senorita Licenciada ELISA IGLESIAS ALVAREZ, en su citado caracter de Delegados Especiales de "DIRSAMEX", SOCIEDAD ANONIMA DE CAPITAL VARIABLE, liberan al suscrito Notario de la obligacion de inscribir el primer testimonio de esta escritura, en el Registro Publico de la Propiedad y de Comercio del Distrito Federal, siendo por cuenta de "DIRSAMEX", SOCIEDAD ANONIMA DE CAPITAL VARIABLE, todos los gastos, derechos y honorarios que dicho tramite origine.

      CUARTA. Los gastos y honoraios que esta escritura origine, seran por cuenta de "DIRSAMEX", SOCIEDAD ANONIMA DE CAPITAL VARIABLE.

                         MANIFESTACIONES Y PERSONALIDAD

      Manifiestan el senor Licenciado LUIS ALFONSO CERVANTES MUNIZ, y la senorita Licenciada ELISA IGLESIAS ALVAREZ, bajo protesta de decir verdad y advertidos previamente de las penas en que incurren quienes declaran con falsedad ante Notario, que:

      A) Las firmas autografas que aparecen al final del acta que ha quedado protocolizada, corresponden a las personas que se les atribuyen.

      B) "DIRSAMEX", SOCIEDAD ANONIMA DE CAPITAL VARIABLE, se encuentra inscrita en el Registro Nacional de Inversiones Extranjeras, segun constancia de inscripcion marcada con el numero diez mil quinientos veintiseis de la Seccion segunda, expedida el dieciocho de febrero de mil novencientos noventa y uno, y copia de dicha constancia, se agrega al apendice de esta escritura en una foja util y con la letra "A".

      C) LA PERSONALIDAD que ostentan no les ha sido revocada ni en forma alguna limitada, y acreditan la misma, asi como la legal constitucion de su representada, con los documentos relacionados en los antedecentes de la presente.

      POR SUS GENERALS, los comparecientes declaran ser de mixicanos por nacimiento; el senor Licenciado LUIS ALFONSO CERVANTES MUNIZ, originario del Distrito Federal, nacio el dieciseis de noviembre de mil novecientos cincuenta y cinco, casado, Licenciado en Derecho. con domicilio en la calle Campos Eliseos numero trescientos cuarenta y cinco, tercer piso, colonia Chapultepec Polanco, Delegacion Miguel Hidalgo, Distrito Federal, quien es de mi personal conocimiento; la senorita Licenciada ELISA IGLESIAS ALVAREZ, originaria del Distrito Federal, nacio el veinticuatro de febrero de mil novecientos sesenta y ocho, soltera, Licenciada en Derecho, con el mismo domicilio que el inmediato anterior, quien tambien es de mi personal conocimiento.

      FINALMENTE CERTIFICO QUE: la presente ha sido redactada por mi el Notario; lo relacionado e inserto concuerda con sus originales a que me remito; los comparecientes a quienes explique ampliamente el valor y las consecuencias legales de esta escritura, me son conocidos y tienen capacidad legal; la misma les fue leida y conformes con ella la firma el dia cuatro del mismo octubre, en que desde luego AUTORIZO.

LUIS ALFONSO CERVANTES MUNIZ. - Firma. - ELISA IGLESIAS ALVAREZ. -- Firma. -- CARLOS ANTONIO REA FIELD. - Firma. - El sello de autorizar.

ES PRIMER TESTIMONIO, QUE SE SACA DE SU ORIGINAL Y EXPIDO PARA
"DIRSAMEX", SOCIEDAD ANONIMA DE CAPITAL VARIABLE, A SU SOLICITUD. - VA EN ONCE FOJAS UTILES, DEBIDAMENTE COTEJADAS Y CORREGIDAS. - DOY FE. - MEXICO, DISTRITO FEDERAL A CUATRO DE OCTUBRE DE MIL NOVECIENTOS NOVENTA Y SEIS.

INSCRITO EN EL REGISTRO PUBLICO DE COMERCIO EN EL
_OLIO MERCANTIL NUMERO       145450
_ERECHOS 360. REG ___ _      207085
  346   DE F_____          10-10-96
MEXICO, D.F., A. 15 DE Octobre 1996


EL REGISTRADOR                      EL DIRECTOR GENERAL DEL REGISTRO
                                    PUBLICO DE LA PROPIDADA Y DE
                                    COMERCIO DEL D.F.

-----------------------------
LIC. ARASCELI NAVARRO CORDOBA

                                    ---------------------------------
                                    LIC. JULIO A. PREEZ BENITEZ

                                                                  EXHIBIT 3.7(A)

      Estatutos Sociales of DIRSAMEX, S.A. de C.V.

      Name, Domicile, Purpose, Duration and Nationality

      Article 1. The name of the company is "Dirsamex" which denomination shall always be followed by the words "Sociedad Anonima de Capital Variable," or by their abbreviation, "S.A. de C.V."

      Article 2. The domicile of the company is Distrito Federal, Mexico. However, the company may establish agencies or branches in any other part of Mexico or a foreign territory, or designate conventional domiciles for the execution of specific acts and contracts.

      Article 3. The purpose of the company is:

1. To offer all types of technical, administrative and supervisory services to industrial or commercial enterprises, in both Mexico and abroad, and to receive the same services from such enterprises.

2. To offer all types of services, especially the manufacture and fabrication of cosmetics, beauty products, personal care and hygiene products, ornamental jewelry and other related activities.

3. To acquire, sell, establish, lease or sublease, use, operate and possess, in any manner permitted by law, factories, warehouses, workshops, offices and stores, and any other establishments necessary to further the corporate objectives, and to acquire all classes of business, whether industrial or commercial.

4. To import, export, buy or sell, distribute or in any other manner do business with raw materials, semi-finished products, or with finished products.

5. To import, export, buy or sell, or in any other manner do business with machinery and equipment and its component parts thereof.

6. To solicit, obtain, register, purchase, utilize, grant to third parties, and use any other form of acquiring or disposing of rights in industrial property, including patents, copyrights, trademarks and trade secrets.

7. To establish agencies, branches, and subsidiaries in Mexico or abroad.

8. To represent or act as contractor or subcontractor, commissioned employee or any other form of agent in Mexico or abroad on behalf of industrial enterprises, whether they are in Mexico or abroad, and to designate the same for the offering of similar services to the company.

9. To acquire, possess, lease or sublease, purchase and sell, in any form permitted by law, any real property, including the acquisition or establishment of experimental laboratories.

10. To supply and receive services for the manufacture of cosmetics products or to supply and receive processed materials related to such products from or to all types of commercial and industrial entities.

11. To lend or borrow money by any means, with or without security, to issue bonds or other types of obligations, and to carry out acts for the purpose of obtaining credit or granting credit. The foregoing shall be carried out in each case under the supervision and intervention of those institutions whose participation is required by law.

12. To guaranty the obligations of third parties.

13. In general, to carry out any and all acts necessary to realize the purposes of the company, as permitted by law.

      Article 4. The duration of the company shall be 99 years, beginning with the date of its incorporation.

      Article 5. The capital stock shall be variable. The fixed portion of the capital, which is not be subject to withdrawal, is Ps.$10,000.00 New Pesos (Ten Thousand New Pesos), represented by 10,000 ordinary, Series "A" shares, with a par value of Ps.$1.00 New Peso (One New Peso) per share.

      The variable portion of the capital stock shall be designated as Series "B" shares.

      In any case, the participation of foreign investors in the capital stock of the company shall be subject to the applicable provisions of the Law on Foreign Investment and its applicable regulations.

      Stock certificates and provisional certificates shall comply with the requirements specified in Article 125 of the General Corporations Law; stock certificates may represent title to one or more shares and shall bear the signature of two members of the Board of Directors or by the Sole Administrator, as the case may be.

      Article 6. Each increase or reduction of the fixed capital stock of the company shall be declared by an Extraordinary Stockholders' Meeting. Each increase or reduction of the variable capital stock of the company shall be declared by an Ordinary Shareholders' Meeting.

      According to the provisions of Article 132 of the General Corporations Law, in the case of increase in the capital stock of the corporation, stockholders shall have a preemptive right to subscribe to those shares representing the increase in the capital stock of the company. In such a case, the subscription right may be exercised in proportion to the number of outstanding shares which the stockholder already owns.

      Resolutions adopted at Stockholders' Meetings that approve any increase in the capital stock of the company shall by published in the Official Gazette of the Federation (Diario Oficial de la Federacion). Additionally, notice of the adoption of such resolutions shall be sent to the Stockholders by certified mail prior to the date of publication, to those addresses that are inscribed in the Stock Registry Book of the company. In the event that there are Stockholders domiciled outside of Mexico, notice shall be sent by certified air mail.

      The Stockholders may exercise their preemptive rights within fifteen (15) calendar days following the date of publication of the resolution adopting an increase in the capital stock of the company. However, if the entire capital stock of the company shall have been represented in any meeting adopting an increase in capital stock, the period of fifteen (15) calendar days shall be counted from the date of such meeting.

      Article 7. The company may reacquire shares representing the capital stock of the company for their redemption with dividends through the means specified by resolution of an Extraordinary Stockholders' Meeting, without diminution of the capital stock of the company. The designation of those shares that shall be redeemed shall be made by means of a lottery, the terms and conditions of which shall be determined by the Extraordinary Stockholders' Meeting, or by their delegation of such powers to the Board of Directors. The foregoing redemption right shall be subject to the maximum amount of profits that may be issued for such a purpose, such amount to be determined by the Extraordinary Stockholders' Meeting. Title to those shares that shall have been redeemed according to the provisions of this paragraph shall be deemed extinguished upon redemption.

                                 ADMINISTRATION

      Article 8. The administration of the company shall be entrusted to a Sole Administrator or to a Board of Directors composed of the number of Directors determined by the Ordinary Stockholders' Meeting. If the Stockholders shall deem it necessary, they may designate an Alternate Sole Administrator or Alternate members of the Board of Directors, as the case may be. The Sole Administrator or the members of the Board of Directors, as the case may be, need not be Stockholders. They shall hold their offices until their successors take their place, but they may be reelected and shall receive compensation as determined by the Ordinary Stockholders' Meeting.

      Article 9. In the event that the company is administered by a Board of Directors, any Stockholder or group of Stockholders representing at least 25% (Twenty-Five Percent) of the capital stock of the company shall have the right to appoint one member of the Board of Directors and his/her Alternate. In the event that no Stockholder or group of Stockholders exercises the minority Stockholders' rights established by this Article, all the members of the Board of Directors shall be appointed by a majority of Stockholder votes.

      Article 10. The Board of Directors or the Sole Administrator, as the case may be, shall have the following authority and obligations:

      1. General power of attorney for lawsuits and collections, with the broadest power as permitted by law, in the terms of the first paragraph of
Article 2554 of the Civil Code for the Federal District and its correlative Articles of any Civil Code of the states comprising the United Mexican States (the "Civil Code"), with all general and such special powers as may be required, including those provided in Article 2587 of the Civil Code, wherefore they will have, without limiting the generality of the foregoing, the following authority: to represent the company before Federal, State, Municipal, Administrative and Judicial authorities, before the Secretary of Labor and before Conciliation and Arbitration Boards and to sign such documents as may be required in the exercise of this power of attorney; to exercise all types of rights and actions before any and all authorities and Boards of Conciliation and Arbitration; to submit to any jurisdiction; to promote and withdraw from litigation; to file charges and criminal complaints and appear as offended party and assist the District Attorney and grant pardons; to compromise; to submit to arbitration; to take and answer depositions; to accept and release all kind of guarantees; to assign property and to perform all other actions which are expressly determined by law.

      2. General power of attorney for acts of administration, under the terms of the second paragraph of Article 2554 of the Civil Code, including the authority to execute, amend, carry out and rescind all kind of contracts and agreements, to obtain loans and in general, to carry out all acts that are related directly or indirectly to the corporate purposes.

      3. General power of attorney for acts of ownership, under the terms of the third paragraph of Article 2554 of the Civil Code, including the authority to acquire personal and real property, to transfer title to as well as to encumber by pledge, mortgage or otherwise, personal and real property.

      4. Power to issue, sign and endorse negotiable instruments in accordance with Article 9 of the General Law of Negotiable Instruments and Credit Transactions.

      5. Power to establish branches and agencies in any location of the United Mexican States or abroad and to close such branches or agencies.

      6. Power to designate and remove managers, officers and employees of the company and to determine their powers, duties and remuneration.

      7. Power to formulate internal regulations affecting employment in the company.

      8. Power to convene Stockholders' Meetings and to execute their resolutions.

      9. Power to exercise any other authority granted to it in these estatutos and those powers that are by implication necessary to carry out the terms of the estatutos.

      10. Power to confer and revoke general and special powers of attorney within the scope of the aforementioned powers.

      Article 11. To facilitate the administration of the company when the Board of Directors are in session, a President and a Secretary of the Board of Directors shall be designated by the Ordinary Stockholders or by the Board of Directors, such designation to be made for the purpose of performance of specific duties on the part of the President and Secretary. The Secretary does not have to be a member of the Board of Directors.

      Article 12. In order for meetings of the Board of Directors to be legally held, the attendance of at least the majority of the Directors or their respective alternates shall always be required. Resolutions of the Board of Directors shall be valid only if adopted by the affirmative vote of the majority of the members of the Board of Directors present at the meeting.

      In accordance with the provisions of Article 143 of the General Corporations Law, the members of the Board of Directors may adopt valid resolutions without a formal meeting, provided that such resolutions, which shall be made in writing, are signed by all the members of the Board of Directors. In any case, it shall be the responsibility of the person designated as Secretary of the Board of Directors to ensure the authenticity of the signatures, and their preservation in the corporate records.

      Article 13. The President of the Board of Directors does not hold voting power to break any impasse that may occur during any meeting of the Board of Directors. If the President or the Secretary do not preside over any meeting of the Board of Directors, their respective duties shall be carried out by a board member designated by the majority vote of those Directors who are present at the meeting. All acts of the Board shall be transcribed in a Corporate Minutes Book, which shall be signed by the President and Secretary of the Board of Directors, or any other Director attending such a meeting.

      Article 14. In order to guarantee the performance of their specific duties, the Sole Administrator, or as the case may be, the Board of Directors and their respective Alternates, shall deposit with the company PsN$100.00 (One Hundred New Pesos) or in the alternative, a surety bond granted in favor of the company in the same amount. Each member of the Board of Directors, or the Sole Administrator, as the case may be, may not withdraw the amount granted to the company as a guaranty until the discharge of their duties shall have been approved by the Ordinary Stockholders' Meeting. Officers and other officials shall grant to the company guaranties in the manner prescribed, if any, by the Ordinary Stockholders' Meeting or the Board of Directors.

                            OVERSIGHT OF THE COMPANY

      Article 15. The oversight of the company shall be entrusted to one or more Statutory Auditors, as may be determined by the Stockholders in a General Meeting. An Alternate Statutory Auditor may be designated for each Statutory Auditor.

      Article 16. The Statutory Auditors need not also be Stockholders of the company; they may be reelected and shall continue to discharge their duties until their successors take office.

      Article 17. The Statutory Auditors shall have the powers and obligations granted to them by Article 166 of the General Corporations Law.

      Article 18. The Statutory Auditors shall grant to the company the guaranty amounts mentioned in Article 14 of these estatutos, and may only withdraw such guaranty amounts if the discharge of their duties shall have been approved by the Ordinary Stockholders' Meeting.

                             STOCKHOLDERS' MEETINGS

      Article 19. Stockholders' meetings shall take place at the corporate domicile. Those meetings which shall determine matters pursuant to Article 182 of the General Corporations Law shall be known as Extraordinary Stockholders' Meetings. All other meetings shall be designated as Ordinary Stockholders' Meetings.

      Article 20. Calls for all Stockholders' Meetings shall be made by the Sole Administrator or the President or Secretary of the Board of Directors, as the case may be, in the manner permitted by law, or may be made by the Statutory Auditor or Auditors. However, any Stockholder or group of Stockholders representing at least 33% (Thirty-Three Percent) of the capital stock of the company may, by written demand at any time, require the Sole Administrator or the President or Secretary of the Board of Directors, or the Statutory Auditors, to convene a meeting of the Stockholders to pass specifically upon those issues enumerated in the demand letter. Any Stockholder holding at least one share of the capital stock of the company shall have the same rights described herein in the case of an event specified by Article 185 of the General Corporations Law. If after the demand letter is served by the Stockholder or Stockholders holding the rights mentioned in this Article 20 on the appropriate person, and such person does not convene a meeting of the Stockholders within fifteen (15) days following the date of the demand letter, such demand may be made upon any Civil or District Judge by any interested Stockholder.

      Article 21. Calls for Stockholders' Meetings shall be published in the Official Gazette of the Federation (Diario Oficial de la Federacion) at least fifteen (15) days prior to the date fixed for such a meeting. Additionally, notice of calls shall be sent to Stockholders' by certified mail prior to the date of publication. For those Stockholders who are domiciled outside of Mexico, notice shall be sent by certified air mail. Calls and notices of calls for Stockholders' Meetings shall contain an Agenda to be passed upon or discussed at such a meeting and shall be signed by the person sending such notice.

      Article 22. Stockholders' Meetings may be held without the need for prior publication if the entire capital stock of the company is represented at any meeting.

      Article 23. Only those Stockholders whose names are registered in the Stock Registry Book of the company shall be admitted to Stockholders' Meetings.

      Article 24. Stockholders may be represented at the meetings by an attorney-in-fact holding a general or a special power of attorney or by an attorney-in-fact designated by means of a simple letter of proxy.

      Article 25. The acts of the Stockholders' Meetings shall be transcribed in a Minute Book that shall be signed by those serving as President and Secretary at the meeting, by the Statutory Auditors who are present at the meeting and by those Stockholders or their representatives who wish to sign the Minute Book.

      Article 26. Stockholders' meetings shall be presided over by the Sole Administrator or the Chairman of the Board of Directors, as the case may be. In their absence, such meetings shall be presided over by the person designated for such purposes by the majority of those present at the corresponding meeting. The Secretary of the Board of Directors shall act as Secretary of Stockholders' Meetings and, in his absence, the person designated for such purposes by Stockholders in the corresponding meeting.

      Article 27. Ordinary Stockholders' Meetings shall take place at least once a year within four (4) months following the close of the fiscal year. In addition to the subjects specified in the Agenda, the Annual Stockholders' Meeting may specifically discuss, approve and modify the report of the Board of Directors, including reports on the financial condition of the company as required under Article 172 of the General Corporations Law; the Stockholders shall also receive the reports or accounts of the Statutory Auditors.

      Article 28. Ordinary Stockholders' Meetings shall be considered legally held on a first or subsequent call if Stockholders holding at least 50% (fifty percent) of all of outstanding voting capital stock are present or represented at such a meeting.

      Article 29. Extraordinary Stockholders' Meetings shall be considered legally held on a first call if at least 75% (seventy five percent) of the outstanding voting capital stock of the company are present or represented in such meetings; in the event of a second or subsequent call, the Extraordinary Stockholders' Meeting shall be considered legally held if at least 50% (fifty percent) of the outstanding voting capital stock of the company are present or represented at such meetings.

      Article 30. Resolutions of Ordinary Stockholders' Meetings shall be valid if adopted by the affirmative vote of Stockholders representing a majority of the outstanding capital stock of the company are present or represented at the meeting, and when there shall have been convened a quorum as that term is defined in Article 28.

            In the event of an Extraordinary Shareholders' Meeting, their resolutions shall be valid if adopted by the affirmative vote of Stockholders representing 50% (fifty percent) of the total outstanding voting capital stock of the company.

      Article 31. In accordance with Article 178 of the General Corporations Law, the Stockholders may adopt valid resolutions without formally convening in a meeting by written consent signed by all the Stockholders of the company entitled to vote. In such a case, it shall be the responsibility of the person designated as the Secretary of the Board of Directors to ensure the authenticity of the Stockholders' signatures and to keep a record of the same.

                                FINANCIAL REPORTS

      Article 32. Within four (4) months following the close of each fiscal year, the Sole Administrator or the Board of Directors, as the case may be, shall formulate the following financial reports respecting the company, which shall contain all the information necessary to reflect the financial and operational state of the company, as such reporting is required by Article 172 of the General Corporations Law:

      a) The financial state of the company at the date of the close of the fiscal year (Annual Financial Report).

      b) Reports showing explanations and classifications of the operational state of the company during the preceding fiscal year (Annual Business Report).

      c) Reports indicating changes in the financial state of the company during the course of the preceding fiscal year.

      d) Reports indicating any changes in the items that make up the capital stock of the company during the preceding fiscal year.

      e) Any notes or clarifications accompanying any of the preceding reports.

      Article 33. All financial and business reports, together with any documents justifying the findings contained in the reports, shall be delivered to the Statutory Auditor or Auditors, for their inspection, within one (1) month of the date fixed for the Annual Shareholders' Meeting.

      Article 34. Within fifteen (15) days following the date of receipt of financial and business reports, the Statutory Auditors shall issue to the Sole Administrator or to the Board of Directors, as the case may be, a written opinion for the Stockholders discussing the veracity, sufficiency, and reasonability of the information which had been presented to the Auditor(s) by the Sole Administrator or by the Board of Directors, as the case may be.

      The aforementioned documents shall remain in the possession of the Sole Administrator or the Board of Directors, as the case may be, but shall be available to the Stockholders for their review at least fifteen (15) days prior to the Annual Stockholders' Meeting.

      The financial reports, once approved, shall be sent for publication and deposited in the manner prescribed by Article 177 of the General Corporations Law.

      Article 35. The net profits obtained in each fiscal year shall be applied as follows:

      1) 5% (five per cent) of the net profits shall be set aside for creating or restoring the Legal Reserve, as the case may be, until it equals one-fifth of the corporate capital stock.

      2) The remainder shall be distributed as determined by the Stockholders in an Ordinary Meeting.

      Article 36. Losses, if there shall have been any, shall be applied against the Legal Reserve, and if such Reserve is insufficient, against paid capital stock, with the understanding that the obligations of the Stockholders with respect to any obligations of the company shall be limited to the extent of the par value of their respective shares.

                           DISSOLUTION AND LIQUIDATION

      Article 37. The company shall be dissolved in such manner as generally prescribed by applicable law. Once dissolved, the company shall be liquidated. The liquidation shall be entrusted in one or more liquidators designated by the Stockholders' in an Extraordinary Meeting resolving upon dissolution. If no such designation shall have been made, the dissolution of the company shall be entrusted in a Civil or District Judge of the corporate domicile at the request of any Stockholder.

      Article 38.In the event that the Stockholders shall not give specific instructions to the liquidator(s), the purpose of the liquidation shall proceed upon the following general grounds.

      1) Conclusion of all pending business in the manner least prejudicial to creditors and the Stockholders.

      2) Recovery of all debts and accounts receivable and the payment by the company of any outstanding debts.

      3) The sale of all the assets of the company.

      4) Preparation of final balances after liquidation.

      5) Distribution of any remaining proceeds of the liquidation, if any, among the Stockholders in proportion to their participation in the capital stock of the company.

                               GENERAL PROVISIONS

      Article 39. The promoters of the company, as such may exist, shall hold no participation in the company upon the date of incorporation.

      Article 40. The company is of Mexican nationality. Any foreigner who, at the time of incorporation or at any time thereafter, acquires a corporate interest or participation in the company shall be considered by that fact alone as Mexican with respect to such interest or participation and it shall be understood that such foreigner agrees not to invoke the protection of its Government under penalty, in case of failure to comply with such agreement, of forfeiture of such interest or participation in favor of the Mexican Nation.